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On August 18, 2020, Churchill Capital Corp III held an analyst conference call and presentation regarding the proposed business combination with MultiPlan, Inc. A recording of the aforementioned analyst conference call and presentation can be accessed at the following link: https://www.webcaster4.com/Webcast/Page/2481/36640. The following is a transcript of the aforementioned analyst conference call and presentation.

Participants

Mark Tabak - Chief Executive Officer of MultiPlan

Michael Kim - Chief Information Officer of MultiPlan

Dale White - Chief Revenue Officer of MultiPlan

Paul Galant - Operating Partner of Churchill Capital Corp III

David Redmond - Chief Financial Officer of MultiPlan

Michael Klein - Chairman & Chief Executive Officer of Churchill Capital Corp III

Presentation

Operator

Good morning. At this time, I would like to welcome everyone to the MultiPlan Sell-Side Analyst Day Presentation. As a reminder, participants will be able to submit their questions throughout the presentation and during the Q&A session, by typing the question in the text box below the video presentation.

The company will hold the Q&A at the end of the scheduled presentation. Thank you.

Mark Tabak - Chief Executive Officer

Welcome, everyone, to MultiPlan’s first-ever Analyst Day Presentation. We’re really excited to share the MultiPlan story today and present our strategy for the future as a public company.

MultiPlan is a leading value-added provider of data analytics and technology enabled end-to-end cost management solutions to U.S. healthcare industry. Our primary mission is to make healthcare in the U.S. affordable, accessible, efficient and fair to the 3 constituencies we serve: patients, providers and payers.

Our services and business processes are aligned with this goal. We provide a mission-critical service and are recognized as a truly independent source of trusted information to the U.S. healthcare industry. We are the leader in out-of-network cost containment for our customers and have multi-year contracts with the leading payers.

We have a proven track record with historical revenue growth of 6% to 7% annually since 2007, producing robust margins and a high conversion to free cash flow. Our growth is driven by consistent increase in the number of customers we serve, the growth in the number of claims that we receive, medical inflation and the ever-increasing algorithms we develop to identify clinical and financial aberrations that drive overall savings.

MultiPlan has additional growth opportunities in front of us. And as a result of this merger with Churchill into a public company, we will share these with you throughout the session today.

We will enhance our existing business, extend our business into adjacent markets and to new customers, and expand the platform beyond payers, to providers and consumers, enlarging our TAM. We will increase our growth trajectory organically and through a more aggressive focus on identifying accretive opportunistic M&A opportunities.

All said, we will redeploy/invest capital to drive MultiPlan’s growth rate beyond the 6% to 7% CAGR and build upon the proven track-record of generating robust margins and conversion to free cash flow. I’d like to start with a brief video, and then we’ll move directly on to the presentation.

Could we roll the video, please?

The U.S. healthcare system is vast, complex and growing. Insurers, healthcare providers and consumers all play a critical role. MultiPlan is on the right side of healthcare, bringing order, efficiency, affordability and fairness to the system, providing savings to insurers and patients alike; using technology, data, algorithms and IP to create cost management solutions across the board.

Today, MultiPlan is mission-critical to the healthcare system, providing essential and patented tech solutions, with a robust IT infrastructure; 3.5 petabytes of data; a database of 1 billion claims; proprietary IP and algorithms; with a modern high-scale platform and operating a network of 1.2 million healthcare providers; with more than 60 million consumers, who also benefit from the savings that MultiPlan generates; by processing 370,000 medical claims per day to save the industry over $19 billion annually; working with a customer base of over 700 commercial insurers today, as well as consumers who are shouldering more of the burden.

We stand behind the promises and commitments we make to our customers, collaborating with them, helping them improve their performance, grow revenue and advance their competitiveness.

By any measure, as I look at MultiPlan, it really is a world-class technology and value-add transaction processing company. I look at it from this lens, importantly because the strong foundation in technology is going to be critically important to support MultiPlan’s strategy. And that strategy is to extend its platform to adjacent payer customer segments, including: Government, and Property & Casualty insurers, as well as expanding into new customer segments with value-added services targeting millions of healthcare providers and consumers.

And they’ve laid the groundwork for a high growth opportunity, using AI and machine learning to continue to innovate.

MultiPlan stands uniquely: unique in its data, unique in its technology, unique in the relationships and partnerships its accrued for decades, unique as a result to expand its value and partnerships across the entire ecosystem, from insurers, providers, to patient service.

The time is right for investors to accelerate growth. Together, we’ll help more payers, help more healthcare providers, help more consumers and help shape the healthcare industry for the future. MultiPlan, the country’s leading transaction processing and analytics company serving the critical and growing healthcare ecosystem.

Operator

You’re live, Mark.

Mark Tabak - Chief Executive Officer

Good morning, again, everyone. Next slide, please. Next.

Joining me today is the leadership team at MultiPlan. David Redmond, our CFO, who brings 30 years of experience in financial management, fiscal control and budgeting. He has outstanding experience with our investors and bondholders. Also with me is Dale White, our Chief Revenue Officer. Dale is responsible for sales and account management. Under his leadership, we have built an extraordinary partnership with our customers. And Michael Kim, our Chief Information Officer. Michael has great experience in managing large IT platforms and staff. He continues to keep MultiPlan at the forefront.

Also here today are Allen Thorpe, Partner at Hellman & Friedman, our lead investor, who will continue on the Board of Directors following our listing. Michael Klein, Chairman, CEO of Churchill Capital, who’ll be joining the Board as well and will be speaking later on this morning.

We’re also fortunate to have 2 of the Operating Partners of Churchill, Paul Galant and Bill Veghte. We’ve been working closely with these gentlemen for many months and they will continue to be deeply involved in the company going forward.

We will continue to benefit from their expertise and experience in operations, financial services and technology, having served in executive positions at Citigroup, Microsoft and Hewlett Packard. Next slide, please.

MultiPlan is the leading platform in providing affordability to the U.S. healthcare system. Next, please.

As many of you know, the U.S. healthcare industry is characterized by volatility, very uncertain times, complexity and full of ambiguity. These manifest themselves in ever-increasing cost, and opaque pricing that are often hamstrung by legacy technologies which prevent efficiency and real-time changes. For more than 40 years, MultiPlan has worked to address these challenges for the benefit of the 3 constituency we serve: payers, providers and patients. Next slide, please.

Our mission has been to deliver affordability, efficiency and fairness to these 3 constituencies. We have 700-plus payer customers, commercial insurers, Blue Cross and Blue Shield plans, third-party administrators, regional health plans, and TPAs, both in the public sector and the private sector. We have direct contracts with 1.2 million directly contracted providers, hospitals, practitioners, ancillary service providers, and more than 60 million consumer patients have access to our solution set.

This is accomplished with a single product. That product being affordability which is supported by 3 distinct offerings. Network-Based Services are contracts with 1.2 million providers through discounted rates in exchange for access to patients. This was the legacy PPO business that also enabled us to build an incomparable database of charge, claim and provider credentialing data.

The Analytics-Based Services use our data and technology to determine fair reimbursement for claims, not re-priced, under our network contract. And the Payment Integrity Services, our newest product identifies improper charges, like: clinical errors, waste and abuse, and at times fraud. It’s the power of these 3 offerings integrated together that provide healthcare affordability, and fair reimbursement. Next slide, please.

MultiPlan is mission critical, driving fair reimbursement and healthcare affordability. Since our inception 40 years ago, we’ve been a customer-centric company. We identified a major area of concern for our customers many years ago, a pain point if you will, and that was out-of-network expense.

We built the set of solutions to address this financial concern and become the industry-leader in out-of-network cost management for the more than 700-plus customers we serve today. Many of our customers have been with MultiPlan for more than two decades, and all of the top 10 payers are customers, many under multiyear contracts. Our strength is our culture as evidenced by the long stable tenure of a leadership team and the longevity of these client relationships for decade upon decade and, of course, operational excellence by doing the right thing at the right time the very first time.

Next slide, please. MultiPlan’s unique end-to-end cost management platform is in perfect alignment with our three key constituencies, patients, providers and payers. The system works as follows.

Next slide, please. MultiPlan’s unique end-to-end cost management platform is in perfect alignment with our three key constituencies, patients, providers and payers. The claim flow works as such, the patient goes to the provider, the provider provides services and sends those claims to MultiPlan. Last year, we received 135 million claims and $106 billion in charges. We captured those claims and we direct that to the proper solution set.

Last year, we generated over $19.1 billion of savings opportunities for our customers. The application of these services at the bottom of this slide are customized to maximize the value we provide to the people that we serve. Our recurring revenue business model generates revenues on a modest percentage of savings formula based upon the savings realized by MultiPlan’s customers, the payers, the payers’ customers, the employer, and ultimately the end user, the consumer, since the consumer often pays 20% of the healthcare bill. MultiPlan is on the right side of healthcare providing affordability and fairness to the three key constituencies: patients, providers and payers.

Next slide, please. Since our founding, we have brought cost management innovation, driving affordability, efficiency and fairness. Agility and adaptability have been the hallmark of MultiPlan since our founding in 1980. MultiPlan 1.0, we built the largest independent contracting network focusing on managing out-of-network expense. We’ve also aggregated an incomparable database of claims, charge and provider credentials. MultiPlan 2.0 began to leverage the data by expanding our offering into Analytic-Based and Payment Integrity Services.

We saw then that healthcare was moving from a system that reimbursed solely on volume and frequency to one that was reimbursed on volume, frequency, and also quality, outcome and patient experience. This movement was accelerated by two small acquisitions in 2011, we acquired a small company for $50 million that became the foundation of our analytics business, NCN Data iSight product. And in 2014, we acquired a small company for $15 million, Medical Audit & Review Solutions, which became the foundation for our payment integrity program.

And now we’re at MultiPlan 3.0. Our future transition to a public company implementing a three component strategy of Enhance, Extend and Expand. And now we have the financial and strategic flexibility to achieve these successes over time.

Next slide, please. This platform is the model for our future growth. I can recall when we were in one market, one service and had less than $10 million of EBITDA. 1.0 started as a network-only company, a PPO, and as an aggregator of claims charges and provider credentials. For MultiPlan 2.0, we moved aggressively to analytics and payment integrity, to supplement the Network-Based solutions to your greater savings. All the while we continue to bring affordability, efficiency and fairness to the U.S. healthcare industry.

And now we’re at MultiPlan 3.0 the triad of growth, Enhance, Extend and Expand. This is the evolution from a network’s business to an analytics business to a broader growth platform serving the entire healthcare marketplace of payers, providers, and patients and consumers. As we embark upon Multiplan 3.0, we will do even more to make the U.S. healthcare system more affordable, efficient and fair. The evolution has been 40 years in the making, and its execution would not be possible without the foundation of a provider network, data, analytics, algorithms and the longstanding relationships we have with our payer customers.

At the heart of 3.0 is the move to a platform enabling MultiPlan to better leverage cloud computing, employee dynamic algorithms, artificial intelligence and machine learning, and enhance our distribution and connectivity with payers, providers and consumers, both directly and through partnerships with the best companies that provide a broad range of important services to the U.S. healthcare industry. You’ll hear more about this from our team later on in the presentation as we move forward. MultiPlan continues to be a nimble and innovative company and 3.0 is the beginning of the next chapter of MultiPlan.

Next slide, please. This has been quite the journey. We took our first outside capital in 2003 with a minority investment from General Atlantic Partners. We sold the company in 2006 to Carlyle for $1 billion, then $3.1 billion in 2010 to BC Partners in Silver Lake, then to Hank Greenberg and C.V. Starr and Partners Group for $4.4 billion in 2014. And then in 2016 to Hellman & Friedman for $7.5 billion, and now we are on the cusp of being a publicly traded company.

We grew revenues and earnings with each and every transaction for each and every financial sponsor. The growth here was about operational excellence, not multiple expansion, growing revenues and growing bottom line EBITDA.

Next slide, please. The question now is why now? We want to direct our free cash flow to fuel growth. We’re going to accelerate the execution of our growth strategy by driving top-line revenue growth, earnings as well as expand the addressable market. The added value of having public currency will enhance our ability to be more aggressive in the M&A market. We can also maximize the inherent tailwinds in healthcare today; the ageing of the population increases new complexities, new therapies and treatments.

And finally, the merger with Churchill not only gives us financial flexibility, but also, adds a significant amount of intellectual capital to pursue these goals and objectives over time.

With that, I’d like to turn things over to my colleague Dale White to do a business overview. Dale?

Dale White - Chief Revenue Officer

Good morning, everyone. Next slide. Thanks, Mark. Good morning, everyone. We appreciate you taking the time to be with us this morning and let’s get started.

Next slide. MultiPlan occupies the space between the providers claim submission to the payer and the payers’ payment of that claim to the provider. In between, there are a number of adjudication steps the payer takes that determine the amount to be reimbursed to the provider. MultiPlan’s current services are accessed during these steps, and our role is twofold. First, we determine an appropriate payment amount for the payers out of network claims. And secondly, we remove inappropriately billed charges from the claim that the payers program doesn’t address. And as Mark said earlier, our focus historically has been on out of network claims.

We are generally engaged by the payer at the point in their adjudication process where they determined the claim is not in their network. But our Payment Integrity Services are applicable to payers’ in-network and out of network claims. And one of the goals of our extend strategy is to deepen that penetration in network segments of the payers business. Other potential extend or expand strategy opportunities address other aspects of claim processing shown here, such as facilitating the claim payment itself, and improving claims accuracy post payment.

Next slide. We divide the market into three payer segments: Commercial Health, Government Health and Property & Casualty. We’ve been in the Commercial Health business for all of our 40 years. Customers include large national carriers, Blue Cross Blue Shield plans, regionally provider sponsored and independent health plans, third-Party administrators, Taft-Hartley funds, and other entities that pay healthcare claims.

Most of our commercial business is in group health, both large and small. But some of our clients offer benefit plans to individual consumers. The commercial business is a mix of fully-insured and self-funded ASO employer groups.

For Government, we entered the government market in 2010, with the acquisition of Viant and its Medicaid network in Texas. Today, our Government business is largely Medicare Advantage focused, due to the tremendous growth of that business for our payers. As many of you probably know, about 10,000 baby-boomers turn 65 every day, and we’re responding to the resulting demand for both Network and Payment Integrity Services.

We have also developed network access in the past for other government payers and still believe our services are applicable to other government programs.

The Property & Casualty market segment consists of workers’ compensation and auto-medical payers. MultiPlan also entered this market with the Viant acquisition in 2010. We have historically worked through bill review companies in this market segment versus going directly to the carriers. So this is an area of consideration as well for our Extend strategy.

We also believe there is an opportunity within other areas of the Payment & Casualty market beyond these 2 segments. In terms of services, the 3 service categories listed at the right are applicable to all 3 market segments. I’ll go into more detail on the services on the next slide.

But for now, let me talk about the exceptions to that rule. The Government segment and in particular Medicare Advantage plans use custom networks and network access versus our networks off the shelf. They need access, but generally not the pricing or steerage. The Property & Casualty market has state-mandated fee schedules in a number of states. It doesn’t eliminate the applicability of our pricing services programs like Data iSight, but Payment Integrity Services are more broadly applicable.

Payment Integrity Services are applicable across all markets, particularly when applied to a payer’s in-network claims. Notably, as Mark said, MultiPlan is on the right side of healthcare. We are all about affordability. Our job is to take cost out of the system, which we do to the tune of about $19 billion annually in medical cost savings that we identify for payers, and in a way that benefits not only payers, but also providers and consumers.

Next slide. Let’s spend a little more time on our services. MultiPlan is a customer-centric organization. Our services play a mission-critical function in the day-to-day operations of our healthcare payer customers. They are modular in design. They work alone or in virtually any combination as appropriate for the customer-specific objectives. These objectives can vary significantly between fully insured and ASO business and from employer to employer. So our flexibility and our seamlessness are key attributes.

The Network-Based Services category consists of different configurations of our network contracts, and largely fall into 2 types, primary and complementary. The complementary network is typically used to wrap around a primary network in order to give plan members greater choice of providers.

It is used by large national payers that have extensive primary networks as well as by regional health plans, third-party administrators, Taft-Hartley and Property & Casualty payers.

Primary network access is used most commonly by regional health plans to extend their own networks outside their local service areas. We also offer primary network access as the payers’ full-time primary network. And this is how government plans, as well as the number of TPAs, third-party administrators, use our network.

The Analytics-Based Services category is the largest in terms of revenue. It consists of negotiation services and pricing services. Negotiation services feature provider sign-off prior to reimbursement. Pricing services give a fair and reasonable reimbursement recommendation to the payer, based on our pricing methodologies.

Both services are used to reduce the cost of claims that don’t have a network contract available, either because the provider doesn’t participate in networks that the payer accesses, or because the payer doesn’t use networks. These services are used broadly within our commercial market segment by all types of payers, and are also used by some Property & Casualty payers.

The Payment Integrity Services category consists of 2 types of services: clinical negotiation, which targets out-of-network medical claims, and claim negotiation, which is a complex claims editing service applicable for in- and out-of-network medical and dental claims.

Unlike most in the industry, our services were designed from the very beginning to be prepayment services. That is prior to when the provider gets paid.

Next slide please. MultiPlan stands apart from competitors in a number of ways, but most impactful is our payer relationships. We work with more than 700 payers. And as a payer-centered company, we are absolutely invested in their success. For many, including our largest clients, these relationships span decades. In fact, we’ve been partners with some of our major customers since the mid-1990s.

Our customers don’t view us as a technology or a services vendor, but as an important partner. Our mission is not only to reduce medical cost and generate savings, but also, perhaps more importantly, to help them improve their competitive position in the market.

We have an ongoing cadence of collaboration, where we perform a deep-dive on their claims mix and savings performance, present opportunities to enhance their cost management programs, and then work with them on selection and implementation of those opportunities.

We are also often invited to learn more about their own strategic initiatives, so that we can align our service roadmaps accordingly. From an operational standpoint, as a mission-critical component of our payers’ day-to-day business, we are electronically connected and deeply embedded in their processes and their claims’ processing platforms.

Our network grants are displayed on their members’ ID cards, and over the years, we have developed customized business logic for a number of our larger clients. Most customers use multiple services often across all 3 of our service categories, and most of our revenue growth comes from selling into these existing customers.

Next slide please. We have 5 simple business drivers, number of claims processed, value per claim, percentage of overbuild claims, average size of savings per claim, and our share of the savings. The first 2 taken together reflect the total charges that we process. This figure has grown steadily as the population has grown, as costs have risen, and as healthcare services have expanded.

Costs rise at 4% to 5% per year and we expect that to continue going forward. We will accelerate growth of charges received as we extend further into adjacent market segments, and in particular, into the in-network segment of our commercial clients business.

Percentage of claims received that have savings opportunity today is about 45%. It depends on each segment, but it should increase as clinical complexity and network arrangement complexity grows.

Average size of savings on charges processed will increase as we further refine our algorithms to get even better, with more granular data and by further leveraging artificial intelligence and machine learning. And finally, MultiPlan’s share of savings really depends on a host of variables, including the volume of claims that a client sends and the number of services that clients buy. Next slide, please.

Our deep payer relationships and understanding of how we grow our customers’ business, aided by industry tailwinds have helped us generate substantial growth in our core drivers. We have taken claim charges received from our customers from about $70 billion to $106 billion in seven years. Over the same period, we’ve increased savings process by our programs from about $12 billion to about $19 billion. What’s more is our business is highly scalable.

As you see on the right, with just a small change, another $1 billion in claims’ charges or a half percentage point in savings opportunity enables us to generate about $10 million in adjusted EBITDA at effectively no additional cost to the business. We’re very well positioned to deliver continued growth in our core revenue drivers as our Enhance, Extend and Expand strategies take hold.

Next slide, please. One of the tools we’ve used selectively to help drive growth is acquisitions. Earlier you heard Mark describe our evolution from a network company to a diversified cost management and Payment Integrity Services company. Much of this evolution to MultiPlan 2.0 was accelerated by acquiring businesses that could expand our service offerings. MultiPlan has been very deterministic in our use of M&A, and we’re really good at it.

Our highly disciplined management team has a proven track record of successfully integrating acquired businesses both operationally and culturally. We have started to build our analytics-based business organically. But Mark recognized the shift could be accelerated and the execution risk better managed through strategic use of acquisitions. One of the key factors that make us successful with acquisitions is the ability to leverage the power of our payer distribution. This is really showcased here in these two examples.

On the left, we acquired NCN, National Care Network in 2011 to help fuel our analytics growth. We took it from a small company with revenues of about $23 million to a $324 million product line in only seven years. That’s about a 46% annual growth rate. We acquired Medical Audit & Review Solutions in 2014 to enter the payment integrity market. We grew it from a small $2 million business to an over $100 million product line in only five years, a CAGR of about 135%. We intend to step up our use of this growth strategy, but continue with our highly disciplined approach, which I’ll review a little later in the slides.

Next slide, please. Every company has competitors, and MultiPlan is no different. MultiPlan has different competitors in each of our three service categories with some overlap. It’s ingrained in MultiPlan’s culture to have a healthy respect for our competitors. Mark likes to say we need to have a healthy paranoia when it comes to the competitors and the competition. If we aren’t working every day to be better, to deliver greater value to our customers every day than we can assume that the companies out there knocking on our customers’ doors will finally have those doors start to open for them. So we take our competitors very seriously.

Most of our competitors do a great job. And while they each have their strengths, no one competitor has a holistic approach to medical cost reduction and payment accuracy like MultiPlan. For payers an end-to-end suite of services usually trumps use of a single point solution, because of the added cost and the administrative complexities of managing multiple vendors and connections. For the most part, our competitors are focused on certain products or certain market segments.

In the network area, we compete with regional PPOs targeting primary network business, and network aggregators offering complimentary network access. Only one company can effectively deliver both, but they have no analytics based or Payment Integrity Services.

And the analytics space service area, we have a number of competitors offering reference-based pricing services aimed primarily at the TPA market segment. With payment integrity, MultiPlan competes with a number of companies that have a much longer tenure than MultiPlan does in this particular segment. We go toe-to-toe with these competitors in the prepayment arena. But most of the companies you see here largely occupy the post-payment space and are newer to prepayment. We believe we have a distinct advantage having entered the market segment with an approach that is deeply rooted in our prepayment claims processing programs.

Next slide, please. There are four factors of note that impact our targeted healthcare payer market continuing tailwinds in the healthcare spend, ongoing consolidation, payer provider litigation, and the potential for federal surprise billing legislation. I’ll cover each of these trends in the next few slides.

Next slide, please. With regard to healthcare spend the overall U.S. healthcare market is massive at $3.8 trillion in 2019, growing at a 9% compounded annual rate since 1960. It is 18% to 20% of the U.S. GDP, and it expands every year because of aging, growth and technology. About one-third of the market can be attributed to some form of waste and abuse.

And as you’ve heard, we’re on the frontlines in working to reduce these costs by addressing excessive prices, simple billing errors and complex billing schemes. And because healthcare billing waste, abuse and potential fraud takes on a number of different forms, as you can see here, we are well positioned with our expansive data, our algorithms and our IP across a variety of services. It is also important to note that MultiPlan again, is on the right side of healthcare.

As I said earlier, we don’t bear insurance risk, we don’t underwrite risk, we don’t make claims payments, we don’t deliver care, therefore, we have no malpractice risk, and we don’t pay claims.

Next slide, please. For the trending continuing consolidation MultiPlan has been well positioned with the past big payer combination. The industry today has consolidated to four major commercial insurers, and we have long-going, longstanding relationships with all four. In fact, we have 25-plus year relationships with three of the four, and are deeply embedded through both connectivity and service value to all four. We work with these large payers as a partner.

And as I mentioned before, we’re invited to the strategic table to help deepen their competitive advantage. This level of engagement isn’t limited to the top four payers, but the top relationships do most of us in terms of opening doors, which will be very helpful as we execute our Extend and Expand strategies. Our own customer concentration aligns approximately with that of the market and that of the industry. And our top 10 clients have accounted for about 80% of our revenues over the past four years.

Next slide. The third industry trend that I want to touch on is litigation. It’s not a trend per se, but it is a constant in the industry. Litigation typically involves disputes by providers over amounts reimbursed by the payer. In the grand scheme of total claims paid, litigation targets a very low percentage, and has to date not materially impacted the industry or MultiPlan. Because the disputes typically are about the amount reimbursed to the provider, they become an issue when the payer reimburses the provider using a methodology other than a network contract or a negotiated agreement.

Today, over 60% of the charges MultiPlan reduces on behalf of its customers are through a network contract or a negotiated agreement, and therefore, are not typically subject to these types of disputes. Next slide, please.

And finally, there’s a lot of discussion on the surprise billing front. So this is a trend we continue to watch closely. In addition, Churchill has conducted diligence to understand the regulatory landscape, and has hired a number of independent healthcare consulting firms to help analyze the potential financial risks to MultiPlan from existing and possible future surprise billing laws.

There’s a great deal of uncertainty around the likely timing and approach a final bill may take and just makes it impossible to measure the implications of a federal bill on MultiPlan. But here’s what we know, surprise billing regulation is not new. It’s already in place in 30 states and has had a limited impact on our business.

In these states with our focus on affordability, MultiPlan has been part of the solution helping payers to reduce out-of-network costs, while protecting members and avoiding costly arbitration. The state regulations and the federal proposals are designed to protect consumers from unexpected out-of-network medical bills resulting when care is sought at an in-network facility, but the physician is not contracted.

This largely impacts ER and select ancillary services only. MultiPlan’s business model is broad in nature and this helps to mitigate the impact of any surprise billing legislation. The revenues associated with out-of-network ER and the ancillary hospital services that are the targets of surprise billing legislation are about $90 million to 100 million or about 16% to 18% of our analytics-based revenues, and 9% to 10% of our total 2019 revenue.

Until a law is passed and rulemaking is completed, we don’t have the precise information we need to determine the exact impact to MultiPlan. We also know that federal legislation faces a number of hurdles such as significant opposing views from providers and payers, the upcoming election and, of course, COVID-19 and the impact it is having on healthcare providers and ER physicians in particular.

If a bill does pass in 2021, we believe, given the rulemaking process that the timing for payers to comply will likely be at the earliest sometime in 2023. Notably, any risk to our revenues depend on many factors, including the degree of reference pricing employed in any potential legislation, the probability of a federal law being passed, the potential timing of passage and implementation, and the resulting changes, if any, to customer behavior.

As I said, we continue to monitor the subject very closely. And Churchill has engaged a number of leading experts to help analyze our potential exposure. And if you’re really interested in learning more, we know that Avalere Health is about to publish a whitepaper on the topic. Avalere is spelled A-V-A-L-E-R-E, Avalere Health.

I just told you about MultiPlan as we operate today. Now, I’d like to introduce my partner, Paul Galant, who will talk to you about MultiPlan 3.0 and our strategy to drive growth and create new value. Paul?

Paul Galant - Operating Partner of Churchill Capital Corp III

Thank you, Dale. Welcome, everybody. Next slide – oh, no, can you go to Slide 27, please? Next slide. Next slide, please.

Great. Well, look, you’ve now heard Mark and Dale talk about MultiPlan’s business and the mission-critical role that the company plays in the U.S. healthcare system. But I’d like to now pivot to our discussion as to MultiPlan’s future, as a public Platform-as-a-Services company, which we enthusiastically call MultiPlan 3.0.

Put simply, we believe that MultiPlan’s healthcare affordability products are among the very best in the industry, and its strategy is to work with payers to deploy MultiPlan’s products well beyond the $6 billion to $8 billion out-of-network market TAM that it participates in today and which you see on the left-hand side of this page.

The time to do that is now. And the merger with Churchill provides MultiPlan with the resources and the flexibility to aggressively pursue business in a $50 billion TAM market, representing virtually all payers as well as their providers and consumers. This push into a higher TAM is very much at the heart of Mark Tabak’s MultiPlan 3.0 vision. And to get there, we put in place what I think is a very powerful 3-part growth strategy to execute against it.

Let’s move to the next page, please. Consistent with how MultiPlan has always operated its business, its growth strategy is focused entirely on its customers’ priorities. And to get it done, management is executing the 3-part plan that you see on this page. The first part of the strategy leverages advances in data and analytics to Enhance MultiPlan’s cost containment product and generate more savings for payer customers.

The second part Extends MultiPlan’s distribution to its customers in network space, and grows its direct presence and payer customer adjacencies, such as Government and Property & Casualty as just 2 examples.

The third part of our growth strategy really Expands MultiPlan’s distribution to deliver services to healthcare providers and consumers in the payers’ ecosystems. And we do this by leveraging a partnership-driven Platform-as-a-Service business model, which we hope to monetize through licensing fees.

Over the coming 5 years, MultiPlan’s Enhance, Extend and Expand growth strategy should add anywhere from $600 million to $1.15 billion of revenues and $380 million to $720 million EBITDA, and importantly, I think this is the key, significantly broaden our customer base and further diversify our business model. Let’s move to the next page, please.

So let me now provide some more detail on each element of the growth strategy. So the Enhance strategy is going to increase the savings that MultiPlan is able to deliver to its customers. And we’re going to do that by improving product capabilities in 2 very important ways. First, by leveraging dynamic algorithms with artificial intelligence and machine learning, and as Dale mentioned that in his presentation, we’re going to do that to power MultiPlan’s analytics engine. That is an important step in getting to MultiPlan 3.0, the use of dynamic algorithms.

Second, by contracting with additional third-party providers of both structured and unstructured healthcare data, to take full advantage of a more powerful analytics architecture. You’ll soon hear from Michael Kim, as he talks about our platform’s ability to enable that to happen.

So these 2 work streams, in my view, should further improve the savings MultiPlan is able to negotiate in its network. And it should generate additional savings for its customers by identifying a higher percentage of plans operations, and then of course, delivering a higher savings yield on each of those claims.

If you think back to Page 15 of Dale’s section that he just presented, it illustrates MultiPlan’s revenue drivers, okay. And so, the Enhance strategy directly benefits revenue driver number 3, and number 4 in our business model.

Lastly, given the improvement to MultiPlan’s products, MultiPlan will grow the volume of claims that it processes. That’s revenue driver number 1 in Dale’s model. And we’re going to do that by adding salespeople to more actively cross-sell our products into multiple buying centers of our existing payer customers. You’ll hear a lot more from Dale about that shortly.

So, we believe, all in all, the Enhance strategy will conservatively help MultiPlan grow revenues, anywhere from $100 million to about $150 million in the coming five years.

Next slide, please. The Extend strategy can increase the volume of claims that MultiPlan processes by growing its distribution into new buying centers, both within existing customers, such as Medicare Advantage plans, and further into adjacent payer customers, like Property & Casualty, regional health plans, and TPAs.

You’re going to hear from Dale shortly on how he is building out MultiPlan Salesforce and operationalizing a bigger and more advanced go-to-market approach to ensure that MultiPlan gets more successful at bats with a broader set of customers on a go-forward basis. All of this being done to accelerate the capture of new in-network claims processing, where volumes are roughly 10 times what they are in the out of network space that we have focused on throughout our history.

To that end, MultiPlan is moving aggressively to directly service government, auto, workers comp, regional health, and TPA insurance customers. To enable this growth and distribution, MultiPlan’s product and engineering teams are developing new product interfaces, and supplementing our claims editing and specialty investigations products with new features and those features are there to better fit the needs of the in-network customers and the adjacent customer segments. We believe in all the Extend strategy will help multiply and grow revenues by $300 million to $500 million in the coming five years.

Next page, please. Shifting to the third part of our strategy, MultiPlan’s 3.5 petabytes of structured claims data, our IP and our algorithms really are the crown jewels of the company. As incurred, MultiPlan monetizes these assets today by delivering savings to our customers using a business model, which generates revenues for us based almost entirely on a percentage of savings that we help our customers achieve.

In many respects, the Expand strategy is fundamentally different from the Enhance and Extend strategies. And I say that because it’s going to enable MultiPlan to generate licensing revenues through partnerships that help improved products and services, targeting healthcare providers and consumers. Interestingly, and I think very much in keeping with the culture of MultiPlan. This strategy dovetails very well with payer customers’ priorities, which are increasingly focused on their medical providers as well as their member consumers, and those constituents quality of experiences and outcomes. Something that we believe MultiPlan’s data and services can help improve.

And so to operationa1ize this plan, we plan to license our anonymized data and micro services to provide detailed therapy and pricing benchmarks that we believe can be a real game changer to solving some of the biggest pain points felt by medical providers and consumers today. And so by re-architecting, the top portion of MultiPlan’s tech stack, which you’re going to hear at length about from Michael Kim shortly, MultiPlan will be able to deliver discrete data and micro services through modern API’s and will be able to leverage a newly built business development team to help us partner with third-party software and financial services companies to improve existing commercial products, providing services such as patient insights, patient billing and, of course, consumer finance offerings for medical procedures.

Let’s move on to the next page, please. Next Page, please. Thank you. So let me peel the onion a little bit for you. For healthcare providers, MultiPlan can partner with software and financial services companies to – for example, three things come to the top of our mind. One, we can help medical providers improve patient satisfaction, something that’s very critical to them. And we can do that by taking friction out of administratively burdensome activities. Think about things like obtaining insurance pre-authorizations, which today is highly manual. And if you’ve tried it recently, it’s an entirely painful endeavor.

Secondly, MultiPlan can help medical providers reduce bad debt and slow collections. And this is something that’s been plaguing the industry forever. And we can help with that bad debt and slow collections by enabling the software companies that provide services to medical providers to leverage MultiPlan’s benchmark therapy and local pricing data to improve the bills that they generate on behalf of providers. The improved patient bills will help consumers to better understand what they’re being charged for, and why those charges are fair. We can do that with the reference data that we keep in our data set.

And finally, MultiPlan can help healthcare providers to better fill their vacant capacity. And we can do that by dynamically changing the order in which providers with high vacancies appear on MultiPlan’s website directory, which today is used by millions of consumers to find local doctors in their area. Look, it’s clearly early days on this, but we believe the Extend strategy targeting providers can help MultiPlan grow revenues by at least an additional $50 million to $100 million in the coming years.

Next page, please. For consumers, MultiPlan’s data and micro-services can help software and financial services companies to address three things that are at the top of the list. Number one, reduce complexity and friction of all interactions between consumers, providers and payers. And we can do that by enabling again far greater transparency, therapy, quality, pricing and outcomes. Secondly, MultiPlan can help improve the quality of consumer targeted disclosures, something that is important to everybody. And we can do that by leveraging MultiPlan’s data on the relative frequency, the cost and outcome of prescribed therapies.

And finally, MultiPlan’s data and algorithms can help consumers get qualified and have far broader access to competitive medical financing alternatives. We’re able to do all this by simply enabling our data and algorithms to provide services to consumers through those software company and financial service company intermediaries. Again early days, but we believe the Expand strategy for consumers can help MultiPlan grow revenues anywhere from $300 million to $500 million in the next five years.

Next page, please – sorry, can you go to Page 35? All right. Thank you. So look to turn PowerPoint into action. 2020 is MultiPlan’s year of execution. The team is focused 100% as it is their culture on the operational elements to make this strategy, the growth come alive. MultiPlan has begun to execute the 15 initiatives on this page that drive every element of our three-part growth strategy. Our initiatives are organized into four main work streams. Each of those work streams is headed by senior executive whose annual performance scorecard is determined in great part by the KPIs tied to the successful execution of each initiative. Again, very much in concert with the culture of an operating company.

You’re going to hear from Dale White, who’s going to discuss our four main sales, product strategy and marketing initiatives, as well as our three M&A work streams. You’ll also hear from Michael Kim, on our six technology product development initiatives, as well as our two tech-driven efficiency initiatives.

So with that, let me turn it over to my partner Dale White, to give you a bit more color on how we’re going to get this done. Dale?

Dale White - Chief Revenue Officer

Thanks, Paul. Next slide, please. As we plan the execution of the MultiPlan 3.0 strategy, we are advantaged by our customer-first culture. We have the foundation of a well-established and highly successful relationship management organization to build on. There are 3 aspects to that building process that we are focused on that will ensure continued operational excellence for our customers.

First, to support the new service development, we will build out the product strategy team. This function within MultiPlan facilitates product roadmap development, working closely with each of our solutions or each of our service-line leaders, and also introduces new opportunities such as channel partnerships. Product strategy will also work to align organic strategies with our acquisition targets.

Second, we will bring in significant new sales talent, focused on new business opportunities. Our plans are to add dedicated sales for the in-network business, Government, Property & Casualty and broker-oriented sales for the third-party administrator and regional health plan markets. We will also formalize the product marketing function to improve our go-to-market strategy and demand generation across all 3 core service lines.

And finally, we will invest in improving our sales operations functions in the areas such as implementation tools, processes, and performance reporting. Turn the page, please. I think as most of you know, MultiPlan has been historically focused on the U.S. healthcare delivery system.

Our algorithms and experience have the potential though to help combat waste, fraud and abuse well beyond the U.S. healthcare system. As part of our effort to extend our platform and diversify our business model, MultiPlan will undertake a strategic business review to determine the feasibility and potential upside of adding international markets. Based on the outcome of this study, we hope to pilot and launch MultiPlan’s platform services across several international markets in the coming years. Next slide.

As I mentioned earlier, when discussing the NCN and MARS solution acquisitions, we’ve had a great track record of executing highly accretive strategic tuck-in M&A. It has been an important tool for us, and we intend to use it to help accelerate and de-risk the execution of our MultiPlan 3.0 vision, just like we did with MultiPlan 2.0.

In fact, we are already building a robust pipeline of potential targets that fit within our highly disciplined and proven strategic and financial framework. For enhancement of our core services, we are looking for targets that improved network economics expand our access to data and provide technology such as artificial intelligence.

For our Extend strategies, we’re focused on deepening our penetration into adjacent markets such as Property & Casualty, and Government as well as in-network claims, including potentially through post-payment integrity, and network analytics.

And finally, for our Expand strategy, as you just heard from Paul, we will cast a wider net as we pursue opportunities to stall provider and consumer pain points on behalf of our payer customers, such as in the area of healthcare payments. Next slide, please.

Paul and I have talked about our growth strategy. And as a technology-driven company, a critical element of our transition to MultiPlan 3.0 is our technology platform.

With that said, I’m very pleased to hand the floor and the microphone to Michael Kim. Michael is our Chief Information Officer. And he’ll walk us through his vision and his plans for that platform. Michael?

Michael Kim - Chief Information Officer

Thank you, Dale. Good morning, everyone. Earlier today, you’ve heard Mark, Dale and Paul reference some of the technology capabilities and initiatives at MultiPlan. I have the pleasure of doing a deeper dive into our technology platform. So over the next few minutes, I’ll provide you an overview of the technologies supporting MultiPlan today, as well as discuss some of the plans to evolve the platform to support the vision represented by MultiPlan 3.0.

As we contemplate this broad vision, it’s important to note that we’re starting with a really solid technology foundation today. Next slide, please.

I’m sure you all have seen a variety of platforms that have a really good perspective on scalability, performance and throughput of the technology platforms at many companies. In relative comparison, I believe that our current platform has a solid foundation reflected in a number of different ways.

It’s a highly scalable architecture, with 3-plus petabytes of structured data, processing roughly 370,000 claims a day, with the ability to process 5 times the current volume without any material investment. We also have the best-in-class cybersecurity controls as a result of a robust information security program executed over the past 6 years.

In fact, we are in the top rating by BitSight among healthcare companies for cybersecurity control. Additionally, our customer feedback on implementation projects range predominantly from excellent to very good. This has been consistent over the past 5-plus years. Finally, business disruption due to employee attrition in the technology department has been minimal, because our workforce is engaged and deeply committed to MultiPlan.

Last year, as you can see, our attrition rate was 6.7%, which is significantly lower than any industry average. And attrition rates have ranged from 4% to 7% over the past 5 years. Next page, please.

I want to start with the chart that Mark shared with you earlier about our platforms. He talked about our capability to deliver affordability, fairness and efficiency to our customers through this platform. When you decompose the platform, these outcomes are enabled by 4 basic set of capabilities. The first is the ability to ingest data from our customers. Today, this data is in the form of a claim.

The second is the ability to store and move this claim across our platform to our various products, algorithms and intelligence engine. The third is the ability to analyze this claim to provide meaningful actionable insights. In this case, it’s the ability to reduce the cost of a claim for our customer.

And finally, it’s the ability to deliver this value back to the customer in exactly the way they want it, which can at times be challenging, which we’ll discuss a little bit more on the following page. Next Page, please.

As Dale mentioned earlier, MultiPlan is a very customer-centric organization. So I’ll discuss the technology capabilities from a customer’s perspective, represented by the middle row of boxes. When it comes to ingestion, customers want to integrate our systems quickly and easily. It also has to handle whatever volume they want to send, and whatever format they want to send it.

Remember, we’re often connecting with the customer’s archaic legacy system. As I mentioned already, the good news is that the feedback we’ve consistently received over the 5-plus years is the proof-point that we have a very proven mature methodology to make the ingestion of claims from a customer quick and easy.

Once we have this claim, which has personal health information, what customers worry about is that MultiPlan secures our PHI. Our proof-point on this capability is the industry certifications like HITRUST, NIST, SOC 2 Type 2, as well as the highest BitSight rating in the healthcare industry.

BitSight in cybersecurity is a little like FICO in the credit industry. It’s a measure of overall cyber hygiene. The other element of store and move is that we’ve completely transitioned from batch transfers of data to real-time movement of the data across our network. Once the claim hits our front door, all the pipes and infrastructure exist for the eligible claims to be processed within 5 seconds and delivered back to the customer.

Moving across to analyze. Customers want value-added actionable insights represented by savings, which are accurate and acceptable. The proof point on accuracy and acceptance is our industry leading low appeals rates from providers, which is a reflection of the quality of our algorithms and intelligence engines in a plug-and-play architecture. Customers can determine how and what algorithms and products they want in the order they are applied in our flexible architecture.

As we move further right to deliver, as I mentioned before, this can at times be challenging. Customers want to be able to customize business rules. As a result, there are literally hundreds of thousands of business rules to support the complexity of this business. The good news is that MultiPlan’s flexible business rules driven platform supports this complexity. The interesting thing about these sets of capabilities is the insight it provides into customer retention in the competitive landscape.

Let’s start with analyze, though IP represented by the algorithms and intelligence engines were developed over years, sometimes decades, fueled by data, it would be extraordinarily difficult to replicate this intellectual capital without the data and years of experience. Think about the cost to rent or build the infrastructure needed to store all these petabytes of structured and unstructured data and the applications to analyze and deliver this value pack to clients. It’s quite a substantial investment.

But more importantly, even if they built out the infrastructure to manage and analyze this data, wherever they get, MultiPlan built deep integration into 700-plus payers and their archaic legacy systems over the course of decades, replicating these integrations would be a herculean task. Finally, uncertain enough for all the top customers which have complex custom deliver business rules. No one would be able to replicate these complex business rules coded into our platforms easily. We coded these business rules over decades and hold this documentation very closely. Given these factors, it’s not surprising to see such higher cut – to see such high customer retention figures.

Next page. Part of the success delivering, as Mark indicated, affordability, fairness and efficiency to our customers is a relentless focus we have on leveraging technology to drive efficiency improvements across all of our products and processes. I’ve included a few examples on this page. The first chart on the bottom is the negotiation business that Dale referred to. In 2010, there was no automation, all claims were manually negotiated. And as you can see today, 80% of the negotiations are completely automated and do not require human touch as a result of technology.

The second chart and third chart track the pricing analytics business, the MRA business, as you can see in 2017, as the volume of claims has increased in the second chart, the percent of claims that require manual handling has decreased by more than 60% using technology. Finally, another initiative that we’re excited about is the industry partnerships known as the Synaptic Blockchain Alliance, the founding members are United Optum, Humana, Aetna plus MultiPlan. We believe leveraging blockchain technology, we have the opportunity to significantly reduce our provider data management costs, as well as improve the quality of our data. The invitation to join this group of companies as a founding member reflects MultiPlan’s proven track record and execution, the business expertise we have and the fact that we have one of the largest provider data sets in the industry.

Next page, please. As we pivot to thinking about the technology capabilities, the requirements to support the growth vision represented by MultiPlan 3.0, some enhancements to our technology platform are necessary. This page has a number of enhancements that are already being launched shortly that will support this growth vision, when we think about the connect and adjust capability today. Our integration with customers focused on the ability to receive a claim and send a claim back to them.

In the future, the growth strategy and visions are more granular set of products and services that Paul had discussed that we might want to let customers and potentially other third parties use or consume directly with us, or through the cloud. This requires an acceleration of our in-flight architecture transformation. We’re in the midst of decomposing our large applications to a more granular set of microservices. We can then expose these microservices externally through a set of application programming interfaces, known as API’s, which Paul referred to. A good example of this microservice API integration is one customer who has already accessed provider database with an ability to search that database.

In the analyze capability, we believe machine learning has a broad range of applications that will materially improve results. There are basically two flavors of machine learning. The first is machine learning that replaces deterministic rules with dynamic algorithms. An example of this is a use case of payment integrity. Payment integrity’s deterministic rules, known as factors were identified by a bunch of clinicians who review claims over many years. We could leverage machine learning to accelerate the identification of new factors, which would mean more savings for the customer and more revenue for MultiPlan. This is augmenting deterministic rules-based system with dynamic machine learning algorithms.

The second flavor of machine learning is using it to replace manual human decision making to improve for closure outcome. The example of this, which went live last month is in the negotiation business. The machine recommends a work queue prioritization for a negotiator based on predictions on the probability of success and magnitude of savings for every given claim. In the past, negotiators typically spend the first 15 to 30 minutes of each day prioritizing claims assigned that day.

As a result, there’s instant productivity gain of 15 to 30 minutes for all the negotiators, as well as expected improvements and savings as a result of machine learning by working on the right claim, and understanding what the magnitude of the savings ought to be.

Finally, to support the delivery capabilities discussed earlier in the day. We need to upgrade the interface with more use cases that reflect the products and services that we could potentially offer to third parties. Our current interface customer portal supports the entry of a claim and delivery of savings back to the customer. As we start offering microservices we’ll need to enhance our user interface and API management platform to facilitate this capability.

Next page. On the slide is the future-state architecture envisioned to support MultiPlan 3.0. The dark blue boxes are components that are mature today. For instance, tight integration with payers already exists. The green on this page represent initiatives in-flight that are building out components. As you can see, in-flight components include machine learning, cloud architecture and the API layer. The light blue represents new component that needs to be built out in the future. These could include integration with providers or consumers directly or third-party developers as an example.

All this to say the technology platform today is a solid foundation with some mature components as well as work underway that are significant enabling the growth vision and even though build out of some components hasn’t started yet. I feel confident in our ability to support the growth and efficiency initiatives with our technology platform.

Thank you for let me share my perspective on MultiPlan’s technology platform. With that said, let me turn it over to our CFO, David Redmond.

David Redmond - Chief Financial Officer

Thank you, Michael, very much. Next slide.

We believe that all great companies really have 3 things in common: an excellent business model; a CEO with great vision, as you’ve heard from Mark earlier today; and a leadership capable of executing on that great vision. MultiPlan has an excellent business model, driven by U.S. healthcare spending without the typical risk of delivering and managing care.

As you’ve heard many times today, our business model is customer-centric, 2 words that will be repeated often and frequently by Dale, Mark, Michael Kim, and the rest of us – a fee-based model with revenues directly aligned with our customers’ incentives.

We also have a very attractive free cash flow model. We’ve generated and paid down over $1.1 billion of debt since 2016. But what is equally important is what you’ll see on the MultiPlan basic business model today. This great business model is the foundation for providing for the Enhance, Extend and Expand strategy as several of our speakers including Mark, and Dale, and Paul have talked about earlier today.

It’s important to understand this is not about just MultiPlan 2.0 as it exists today, but for you to understand and focus on MultiPlan 3.0, and the great benefit that this transaction will have in terms of executing on 3.0. Next slide.

We released our Q2 results yesterday on Churchill’s 8-K publicly, and filed our Q2 compliance packages on Friday, August 14. Our Q2 results reflect revenues of $207 million, down $38.8 million from Q2 2019 and approximately $49 million below our original Q2 2020 estimate, principally because of the impact of COVID, which I will discuss in a later slide.

The quarterly budgets on this slide reflect the budgets that we prepared in the fourth quarter of 2019, based on the information that we had at that time and reflected the growth initiatives that we felt very comfortable with. As you can see, in Q1 2020, we actually exceeded slightly our revenue budget, exceeded our EBITDA budget and exceeded last year’s Q1 result. We were on our way to executing against all of these quarterly budgets in 2020, when obviously we were impacted by COVID. Next slide.

As you look at our annual performance over the years, MultiPlan has had a long history of organic revenue growth and steady margin improvement for over a decade. When Mark and I first joined forces in 2010, we frequently got the question, “Your margins are 50%. Do you think you can sustain that?” As you can see, over the last 4 years, our margins have been in excess of 70% and in many cases in the high 70%s.

We’ve grown this business from about $300 million of pro-forma EBITDA in 2010 when we merged MultiPlan and Viant, to close to $800 million in EBITDA today. 2018 and 2019 growth were impacted by an idiosyncratic customer behavior that began in late Q3 of 2018, with the full impact of this behavior felt in Q4 2018 and throughout 2020.

In spite of this and with this behind us in 2019, we participated in annual revenue growth of 5.8% in 2020, and an EBITDA growth of 6.4% to just short of $800 million in 2020. Next slide please.

To better understand 2018 and 2019, as I said before, we saw a change in claims practice by certain customers that negatively impacted our performance. It was unique to a specific customer group. As I’ve been often asked, it could never happen with any other customers and we do not expect it to ever happen again.

Our year-over-year impact in 2019 was $50 million to $60 million. It was resolved by the end of 2019. And we are moving forward from the end of 2019. And as you saw in our budgets, we reflect this as something behind us, not something to deal with us today.

As you can see on this chart, if you look at our pre- and post-customer-change, from 2016 to 2018, we grew revenue by about 5%. And from Q4 2018 to Q1 2020, we continue to grow revenue by mid-single-digits. Also EBITDA growth has been typically in the high-single-digits and low-double-digits during this period of time. Next slide, please.

Obviously, we could not talk about 2020 results without talking about the impact of COVID. COVID, as we’ve publicly stated, did not really have an impact on our Q1 2020. And we exceeded Q1 2020 budget for both revenues and EBITDA.

We estimated in March 2020, that COVID impact on revenues could be as much as $135 million to $150 million in revenue, primarily concentrated in Q2 and Q3, with an expectation of our business returning to normal budgeted revenues, and EBITDA by Q4 and into 2021. The actual results in Q2 were about $50 million below our budget, about $40 million below last year, which is significantly better than we anticipated.

When we made our initial comments about $135 million to $150 million, we expected an impact of $65 million to $70 million in Q2, which would have delivered about $195 million of revenues, and our actual Q2 was $207 million. We believe that we’re still – as we read today in papers, not totally out of the woods, our original estimate was that we would be impacted in Q3 by about $70 million to $80 million. We think that will be appreciably better than that. And in a minute, I will give you our overall guidance for the remainder of 2020.

In March 2020, the stay-at-home orders resulted in only about 5% to 10% of healthcare providers being able to offer services. By June, almost all healthcare providers were seeing patients and elective procedures had returned to normal level. We believe that this pent-up demand from delayed care should help us meet our financial goals in Q4 and into 2021, as hopefully the COVID crisis subsides and patients fully resumed access to care.

As a result we now expect full year 2020 total – next slide please. As a result, we now expect full year 2020 total revenue to be in the range of $910 million to $930 million and adjusted EBITDA guidance in the range of $685 million to $705 million.

The preliminary proxy statement for Churchill stockholders’ meeting that was filed with the SEC by Churchill on July 31, 2020 included selected forecasted financial information for the calendar-year ended December 31, including total revenues in the range of $1085 million to $1125 million, adjusted EBITDA in the range of $845 million to $875 million, and leveraged free cash flow of $425 million to $450 million.

We will be reviewing by year-end our forecast, as we do every year with the facts and circumstances then occurring. However, subject to the assumptions and qualifications stated in the preliminary proxy statement, we are comfortable as of today regarding the ranges represented for such forecasted financial information.

Please note that such forecasted financial information should not be relied on as guidance as further events and actual result may differ materially from such forecasts. Next slide please.

As we look at the Churchill transaction in the summary and timing, and again, I want to re-emphasize, the impact of the Churchill transaction provides significant financial capital and flexibility, and significant intellectual capital and flexibility, as you’ve heard from Paul, you will hear from Michael, and as we’ve received from all of the Churchill team.

The Churchill shareholders and the common PIPE investors will have about 40% of MultiPlan, when this transaction is completed. And the H&F and sponsor group are expected to roll about 73% of their stake in MultiPlan, and have an ownership of about 62%. As I stated earlier, we filed a preliminary proxy on July 31, 2020. We hope to receive comments from the SEC in late August, have those comments cleared in September and send a mailing out for an annual meeting to be held either in late September or early October, with a closing shortly thereafter.

Next slide. In addition to the $1.1 billion of cash in the Churchill III stack, Michael and his team have raised an impressive additional $2.6 billion, $1.3 billion in PIPE common stock commitments, and $1.3 billion of convertible debt. The existing sponsor group will roll about $4.2 billion of their equity in MultiPlan and have about a 60% ownership going forward.

Management shares are locked up for 12 months and management is rolling almost $250 million into this transaction. All of this is important to achieve, as we’ve heard earlier today MultiPlan 3.0, a transformational event for MultiPlan and transformational execution, which would be accomplished by the leadership team you heard today and the people that worked so diligently with us.

Next slide. Our capital structure today consists of three components of debt, our term debt, which will stay in place and matures in 2023. Our OpCo debentures which are 7% and 8% mature in June 24, and basically will stay in place, and our PIK/Toggle notes of 8.5% will be paid in full at the closing of the transaction. As you’ve heard, we will have a $1.3 billion PIPE convertible debt, which is a significant improvement over the existing PIK/Toggle note that has a seven-year maturity from the closing of this transaction and an interest rate of 6%.

It is now my distinct honor to turn the program over to Michael Klein to give you his thoughts and conclude this presentation. Thank you.

Michael Klein - Chairman & Chief Executive Officer of Churchill Capital Corp III

Thank you very much. If we can go ahead and push forward the slides into the conclusion section. Thank you very much. If you skip ahead to the next slide, please.

Let me say thank you to the whole team for their very thorough, very detailed presentation. I hope as you all have heard this story you have begun to understand why we at Churchill have been so enthusiastic about an investment in MultiPlan, that we have been reviewing this opportunity since 2013, first on behalf of Warren Buffett and Berkshire Hathaway, and then on behalf of our own vehicles that we created starting in 2018.

MultiPlan has been the number one company that we have sought to partner with during the entire time period that we have had a public equity vehicle. The reasons I think are quite clear, first and foremost, as we’ve done with Clarivate, and some of you may be aware of Clarivate, which is a life science, data and information company that we merged with in mid-2019. And since then, has provided investors about 4 times return on their investments.

As we did in that situation, we look for a market-leading company. We look for companies that have a sustainable advantage. We look for companies in particular that are in a position that as a private company, they may be constrained either by virtue of being private or by virtue of leverage, where if we were to bring them into the public market, deleverage the balance sheet and invest behind growth, the growth phase of the company can be enhanced materially.

We also look specifically for companies where our operating executives can add a degree of value. And we look for companies that we can put significant capital to work ourselves. MultiPlan meets all of those characteristics, as I think you’ve heard MultiPlan has a very, very unique differentiated business model. It’s unquestionably critical to its clients. I had the good fortune of speaking to the senior executives, at customers that represent about 65% of the revenue base of MultiPlan. And what they came back with in terms of their responses, both of MultiPlan, its services and its team were extraordinarily powerful. They indicated that MultiPlan was critical to their operation, and that MultiPlan’s business was the gold standard in terms of pricing, transparency and information in the U.S. healthcare space. They indicated that the U.S. healthcare space was large and growing, but by virtue of $1.2 trillion of spending, that was perceived as either overcharges or waste, or in some form of administrative abuse, that put them in a position that they required the tools of MultiPlan to make healthcare more affordable, so that they could provide more healthcare to more of their particular clients and consumers that work for employers that are part of their systems as payers.

So we were quite taken by the customers’ view that MultiPlan was critical to them, was valuable to them, and was a company that they would be providing more of their internal and external business to MultiPlan over the coming years now. You’ve heard from the team, so I won’t be repetitive but what we found compelling is that: A, the market is growing significantly and continues to grow on a basis that has consistency that we can actually really forecast based upon the cost structure of U.S. healthcare. We can do so because the company has 100% contracted revenues. We can do so because the customers have long-term relationships, 75% of which are more than three years in terms of contract length, but all of them have long and deep historical relationships.

We also can be comfortable underwriting our forecasts, because the growth opportunity ahead is based principally upon achieving more revenues from the same clients using the same services. That’s very rare as I think you will understand that a company can grow and double their top-line by applying the same services to the same customers by taking more wallet share. We’ve also felt it’s critical in our prior situations and certainly in this situation, to set the balance sheet up to win. So as you heard from Dave, we have raised substantial capital, we have reduced substantially the leverage on this company.

The company has been comfortable, because of its strong cash flow operating at levels of 7 times to 8 times debt to cash flow. We did not feel that that was the front footing to win in terms of investing in growth and investing with acquisitions. So we’ve raised capital to bring down the operating company debt to cash flow and the cash required debt to cash flow to 4 times. Now, the company generates almost one times EBITDA in excess cash flow for debt paid down each year. So that’s paid down quite quickly. We would hope and we will plan to make significant acquisitions. But we will over the long-term drive a company with a balance sheet that is in the 3 times to 4 times leverage and not beyond that.

We’re quite pleased to be joined by Hellman & Friedman, who’s rolling their capital and management that are rolling their capital. This is a partnership for growth, as we showed with Clarivate the ability for private equity investors to migrate their company into the public market to enter the next phase of growth is a better long-term value creator for them paying down $1 of debt to raise $1 of equity value is very different than the ability to generate an increased dollar free cash flow that can improve the value of the enterprise by $25 per share to $30 per share. That’s the element that we’re particularly focused on – is the focus on growth.

We’ve had the ability to learn about Mark and his great management team, and MultiPlan and their great business when they were in fact MultiPlan 1.0. We have watched as they migrated into MultiPlan 2.0 to build this data and analytical machine that they have, and we’re enthusiastic to be part of MultiPlan 3.0. That enthusiasm also continues as we look at this as a public investment. And one thing you will know as you have heard today’s presentation and you’ll know as we look at the business and its investment terms, we view this company as what it truly is, which is a data and analytics business, a payments processor, that has a leading, and some might say, dominant position, in the U.S. healthcare space.

We’re very comfortable in the data and analytics and payments processing space. We’ve been on the boards of and leaders of businesses in this space for over 3 decades, and bringing in Paul Galant, who’s probably one of the best payments processing executives in the world, to be part of the operating management, and Bill Veghte, who has the most extensive enterprise technology experience, having run Microsoft Windows for 20 years and HP for its entire turnaround phase. He’ll be joining the Board as you’ve heard.

Those areas of value-add in the continued expansion of the data and analytic expertise will be quite critical. And it’s critical as well as we look at our investment. Our Board and our investment committee have put $1.35 billion into this investment. We’ve done so with a very long-term focus and we’ve done so with enthusiasm. We’ve done so on the basis that we have underwritten next year’s performance at the projected $850 million EBITDA level through deep analysis to give us comfort, as you can see on this page, to being able to set this business into the public market, at a very attractive valuation for our investors.

You’ll see that we negotiated this transaction with Hellman & Friedman in the midst of COVID, with a requirement for us to set the business up at a discounted multiple to both the healthcare IT companies, and the data and analytics companies, both in the language that private equity understands, which is EBITDA multiples; but more importantly, in the language that public equity investors understand, which include free cash flow multiples, and also earnings and earnings per share multiples.

And what you can see is we have set this business into the public market at what is a 6 or 7 multiple discounts on an EBITDA basis and more than a 50% discount on a free cash flow basis. We think it’s a very attractive business with a very attractive growth strategy and a very attractive next several years. And in fact, we intend to be holders well beyond that. Go ahead, skip the page.

You all know, as analysts, the comparable universe very well. You’ll see that we have laid in front of you both the healthcare IT comparables as well as the data and analytics and payments processing comparables. I think you’ve seen from the presentation, the P&L of this company looks most like payments processors.

The only companies that have these kinds of EBITDA margins are Visa and Mastercard. And quite frankly, their margins are often lower, because they have significant consumer advertising expenses. The other companies that look similarly with 100% recurring revenues, high margins, high free cash flow characteristics are the data and analytics companies.

Clarivate as an example we know well, because we helped create Clarivate. It’s in the life sciences space, as our other companies, including Verisk on this space. They all generate significant recurring cash flow. And as a result, trade at between 30 to 35 times free cash flow.

What we’ve also looked to the healthcare IT companies, and of course, you’ll know these companies. But we’ve dug very deeply to understand the references that many of these companies make in terms of the business they’re in relative to the actual business that they’re in. So we look deeply, for instance, at Inovalon, and we see a company that is a very high-quality company, of course.

But in the business of recurring revenues and in the business of data and analytics, we have 100% recurring revenues and they are now 88% subscribers. They have 319 million customer datasets. We have well in excess of 1 billion claims, that is multiples, upon multiples of that in terms of medical events.

They have a business model that touches a couple of hundred payers, which is still the principal side of their business. 85% is payers and providers. We touch all of the payers and all of the relevant providers. They have one thing that is a critical element to what you’re hearing about for our MultiPlan 3.0.

They’ve taken their sales-force from 15 people in 2015, to almost 300 people today and over 250 people at their last reporting period. That increase in front-end sales force is the only thing that is part of our 3.0 plan that is in front of us rather than behind us relative to Inovalon. We also happen to have twice the margins that they have, far better retention, and of course, as I’ve said, far better data sets.

Yet, as you can see, we’ve set our business up at a 15 times free cash flow multiple, which is less than half of their multiple at a 12.9 times EBITDA multiple, which is again 6, 7, 8 multiples less expensive. So we feel that this has been positioned with the help of Hellman & Friedman, and of course, with the leadership of Mark Tabak and an excellent management team, very attractively for our investors. Go ahead, skip the page.

Because we’re in the business of setting up attractive public equity vehicles, one, that we’re proud to be associated with, and given that MultiPlan is in the business of making healthcare more affordable, because it is on the right side of healthcare, because we’ve watched them for 8 years navigate every potential rumored or enacted, legislative framework, because they are the gold standard in terms of data, because they provide $19 billion of savings, because they create a model that makes healthcare more affordable.

Both our own diligence as well as our outside consultants and our lawyers have come back with the exact same report to us consistently. This is a company that contractually will be able to grow with the growth in U.S. healthcare expenses at a minimum. That’s the 6% minimum case you see in front of us. That would have driven business from $1 billion to about $1.4 billion in revenues.

Given the structure of a data and analytics business, where you make something once and you can sell it millions of times, and that is the framework of this P&L. What you see is every incremental dollar drops $0.91 to $0.94 cents to the bottom-line in terms of EBITDA. So the $1.4 billion of revenues would generate comfortably a $1 billion of EBITDA.

But that isn’t our business plan. We are not focused on running an LBO case. We’re not focused on $1 of debt pay-down generates $1 of equity. We’re focused on driving the advantages this company has, to deliver significantly enhanced top-line growth by selling principally the same services to the same customers, but by taking advantage of the network, the in-network revenues that they have asked us specifically to serve.

And now, we will serve more constructively and more aggressively. I’ll note that what we learned from the customers, they felt in 2018 or 2019 that our data and analytics business was both network agnostic, and was providing greater savings for them than any other tools. So they asked MultiPlan to provide the data and analytics and payment integrity services into their in-network business.

That wasn’t up to Dale to sell in the past and it is up to Dale to sell now. So as the same path that Inovalon followed from 15 to 250 salespeople, we’ll take our 42 salespeople and we’ll quickly grow them, double them, enhance them. We’ll have the ability to more constructively win in a build basis. And we feel that underwriting the case that drives a $1.7 billion to $1.9 billion of revenues and $1.4 billion of EBITDA is our core base case, before acquisitions, before increased investments, all of which we think will enhance significantly the value.

When we take the projections that we see, underwritten by our view at Churchill, of the confidence in the 2021 EBITDA, our view at Churchill, in the confidence of this growth plan, and our view of the setup value being a meaningful discount, we view this as very attractive. We were also pleased to see that bondholders, who have been the only audience outside of private equity players to have been exposed directly to MultiPlan for the past decade, they also felt that this was extremely attractive.

And the $1.3 billion of convertible, which is at our option, cash-pay or non-cash-pay, has no covenants. It will allow us to layer on top of that for acquisitions. That converts at a value of almost $15 billion, despite our setup value of $11 billion. So we’re quite pleased with the simplicity of a model that takes a contractual base case, invests in a proven frontend to drive revenue growth, will drive significant EBITDA and free cash flow growth, and that we’ve set up on an attractive basis.

Let me conclude with the final slide if you can move ahead.

As I’ve indicated, we at Churchill decided that MultiPlan was our principal partner for our public equity vehicles at the beginning. We did so because we want to be associated with companies that we are proud to invest in, proud to be part of. We want to be on the right side of healthcare, which MultiPlan is. We want to be in a company that has proven itself on a private levered basis, but can grow much more aggressively on a public delevered basis, and where our leading executives can partner with a strong management team to grow.

We are very enthusiastic from our customer diligence, that this is a mission-critical company, that this is a more substantial and proven company than others in this space, with the 3.5 petabytes of data, with the 40-year history in the network, with the provider and payer lock that they have, and with the mission-critical technology to reduce the cost structure by $19 billion. They really are a critical force and a force that has the ability to be grown.

We’re confident that we’ve underwritten our analysis on our forecasted year of 2021 and on our strategic plan. And we’re extremely comfortable with the valuation that we’ve set up behind this. We think management is certainly an industry leader. And we think management has proven that it can create value for a very difficult set of investors in the institutional private equity market. And we think that they’re going to drive significantly more value in the public markets.

We’re proud to be associated with MultiPlan and its team. We’re enthusiastic about its position of being on the right side of healthcare. And we’re extremely constructive on the ability for it to grow substantially for equity investors. Thank you.

Operator

With that, we open into the Q&A section of the call. Please just flip to Q&A slide. As a reminder to ask a question, please click the “Ask a Question” button under the speaker video panel, type in your question and press “Send.”

First question from Daniel Grosslight of Citi. Can you provide more detail on what products are driving revenue growth in your forecast? In particular, as you expand into in-network, is most of that growth due to payment integrity?

Mark Tabak - Chief Executive Officer

Let me respond and I’m going to hand it off to my colleague Dale White. Again, think of MultiPlan as a 1 product company that is affordability. Embedded in that affordability product are 3 offerings: networks, analytics and payment integrity; that are fully integrated to maximize savings and fairness. Dale, why don’t you follow up with your comments, please?

Dale White - Chief Revenue Officer

Mark’s right. I mean, it is – we do have 1 product – we do have 1 solution set with multiple product offerings. And the product set that largely – as you’ve noticed, we’ve migrated from MultiPlan 1.0, where we were largely network companies MultiPlan 2.0, where we incorporated and introduced analytics and started down the path of payment integrity.

That diversification of product offerings has helped fuel our growth and will continue to fuel our growth. As you cross over to your question, as you cross over into the in-network space, it’s less driven by networks, particularly with larger payers, because they tend to have their own network except for customization and other things like where they may need assistance in extending their network reach or they may need assistance in accelerating their Medicare Advantage: Blueprint.

The opportunity, as you cross over into the in-network spaces with our prepayment and payment integrity program. And in between 2 of those, those 2, the customization of our networks and the expansion of payment integrity, and you’ll recall from my remarks earlier, everything we do is on a prepay basis. And so, from our networks, to our analytics, to our payment integrity, we sit in front of [one of the payer name site] that has made that payment to the provider. And that’s the unique position to be in.

David Redmond - Chief Financial Officer

Daniel, this is Dave Redmond. I think as you guys pair out your models, our largest percentage grower, as we look at our 5-year projections, if you will, will be payment integrity, which will probably be in the low-double-digits, 10%, 12%, 13%. So second largest will be analytics, which will be in the mid- to high-single-digits in the network. As we break out that component, we’ll be relatively flat.

Obviously, when you when you extrapolate those percentages, the biggest absolute dollar grower will continue to be analytics, followed by payment integrity. But from a percentage standpoint, payment integrity will probably grow in, what I would call, the extremely low double digits, but in double digits with analytics in the mid- to higher-single-digits. Correct, Dale?

Dale White - Chief Revenue Officer

Yeah.

Operator

Our next question is from David Windley of Jefferies. More on growth, the growth strategy leans on product development and enhancement. Have product development capabilities been augmented? What investments have been made? And what impact might those investments have on profitability in the near- to medium-term – near- to medium-term?

Mark Tabak - Chief Executive Officer

Paul, why don’t you step in and respond to that, and then I’ll punctuate that at the end.

Paul Galant - Operating Partner of Churchill Capital Corp III

Sorry, Mark, did you – who did you call up?

Mark Tabak - Chief Executive Officer

Yeah, Paul, go on. Paul, would you?

Paul Galant - Operating Partner of Churchill Capital Corp III

Yeah, sure, for sure. So, historically, the company has spent approximately 6% of its revenue on its R&D budget. And because you heard from Michael Kim, he runs a tech-stack, but has virtually no legacy software. That percentage and that amount has gone to a greater extent to building out new capabilities.

And it’s one of the reasons why you saw the percentage savings generated by those algorithms continue to grow year after year. We have certainly started to implement the 15-part growth set of initiatives that I covered on the page.

You’ll notice that many of those have to do with upgrading, if you will, product capabilities and features, as well as enabling our products and solutions to fit the specific needs of adjacent customers. So, auto insurers as an example, their interface, if you will, and the way in which they process the medical element of claims is going to be different than how perhaps some of our traditional commercial insurers that focus entirely on healthcare.

And so, we are focusing on, one, being able to give Dale a product set that is absolutely ready for the customers that he wants to go after. And that enables them to interface more easily to us and for us to be able to deliver higher savings than what those particular customers have seen from other providers. Okay? So that’s one.

Two, we are investing significantly in the upgrade of our algorithms. And it’s not just adding factors to our rules-based algorithms. More importantly, it’s moving from rules-based to dynamic algorithm. And if you move that, if that move occurs, we can better leverage AI/machine-learning.

And that’s very important to us, because we believe that will generate more savings for our customers. Lastly, we are moving into micro-services, as we discussed, and being able to take our anonymized data, make it available to software companies, financial services companies, who today support providers and payers in the medical ecosystem.

All of that work is both technology oriented, which is creating an API layer, moving some of our data into the cloud; and then, also on the sales sides, which is creating that product and business development team. And the business development team that we’re going to create with Dale’s help and that of Michael Kim is a BD team that knows software, that knows how to talk to a software provider, knows how to talk to a financial services provider, all in the context of supporting our payers, who, as we said, have a lot of demands that they want to put forth with regard to improving patient and provider experiences.

So all of those things are going to be funded by increasing the R&D from 6% to 10% of revenues, and adding capital, where we see episodic needs in order to be the best for the customer sets that Dale and team want to go after.

Operator

Moving to the next question from Kevin Fischbeck of Bank of America, 30 states have surprise billing legislation. How do the services that you provide in those states differ from those provided in the other 20 states? Is the $90 million to $100 million of revenue that you cited being at risk entirely in the 20 states that don’t have surprise bill legislation? Or is there an ability to provide some of these types of services even when – if legislation is passed?

Mark Tabak - Chief Executive Officer

Dale, why don’t you reply, recounting our experience to date in those 30 states and the opportunities for business development expansion, both in other states as well as on a federal level?

Dale White - Chief Revenue Officer

Yeah, there are 30 states that do have some form of surprise billing legislation. And then – and in some cases that they all vary – the surprise billing legislation that was passed in those 30 states, it varies by state in terms of its scope, its reach and the narrowness of the application. The services we provide in those states and the other states are, we provide all of our services in all 50 states, and in terms of network and analytics, and then ultimately payment integrity. The $90 million to $100 million that we cited, that being at risk it wasn’t necessarily in just the remaining 20 states that don’t have surprise billing legislation. That $90 million to $100 million is really the amount of revenue that we derive associated with emergency room and other hospital related services.

That’s across our total base of revenue not just limited to the 20 states that don’t have federal – I’m sorry, don’t have legislation at the state level. It was really looking at it from the perspective of if the federal government passed a form – a legislation as well and they brought into the self-funded market space that all in we see about from our revenue, we get about $90 million to $100 million of revenue, that that would focus on ER and select ancillary services.

The state regs in the federal proposals, as I said, are really designed to protect consumers from those unexpected out-of-network medical bills, and when carriers saw that it at in-network facility but the position is not contracted. And we’ve – as I said have also been part of that solution with helping payers to comply with the state regulations and to helping them reduce their out of network cost and by protecting members and part of the work we’ve done at the state level, is when these individual states have had passed legislation we’ve worked with select customers on helping them to comply with the respective legislation in the 30 states that have it.

Mark Tabak - Chief Executive Officer

Let me cast it even a broader net. Look, with respect to government regulation in total, most of MultiPlan businesses insulated from regulation given we do not operate insurance plans. We do not deliver care and we do not assume any payment responsibility. And for years – for many years, we’ve monitored state and federal regulation to address out-of-network care completely relative to surprise billing in specifically. We along with our regulatory advisors believe that there is low likelihood congress is going to enact any form of surprise billing legislation in 2020. While 30 states have been active in addressing surprise medical bills to date, the approach has generally been limited to specific care settings, categories of care, or network situations, which have had limited impact to us.

Notably, the definitions used in both federal and state legislation typically pertain to a very specific care such as emergency services anesthesiology, radiology services. And they are not written or enforced with the intent of eliminating out-of-network services or disrupting plan and provider negotiations in the process.

And finally, within MultiPlan’s $1.2 million provider network, we have contracts with emergency service providers, anesthesiologist, radiology providers that by contract hold the member harmless, with no exposure to surprise billing. In addition, our negotiation offering also secures signed agreements with these providers, thereby eliminating surprise billing as well. Hope that answers your question.

Operator

The next question from Daniel Grosslight of Citi. Can you go into more detail about the claims change that impacted 2019? What exactly happened and why are you confident this cannot occur in the future?

Mark Tabak - Chief Executive Officer

Dave, you want to step in and recount the late 2018, 2019 issue with the customer?

David Redmond - Chief Financial Officer

Yeah, it was from a subset of a unique group of customers. It had to do with really regulatory compliance and legal compliance relative to some of their limited benefit plans. No other customer is in that situation. So we do not believe that that will happen anywhere else. That basically got wrapped up at the end of 2019. As Dale’s talked very eloquently, we don’t really have just customer-vendor relationships. We have unique partner relationships. And so when you partners have to address certain issues, a good partner stands up and works with the partner.

So we were impacted by that in late 2018, mostly in 2019. By the end of 2019, that has basically been resolved, but by that group of customers and it will methodically come back into our revenue over the next few years. Like a lot of things, sometimes the drops are fast and the recoveries are slower. And there will be steady recovery in those clients now that it has been resolved, but it’s not a hockey stick going up and down, it is just a methodical recovery over a period of time. You certainly can add to that.

Mark Tabak - Chief Executive Officer

Dale, why don’t you just comment on that once corrected the other opportunities that came to the MultiPlan as a result of that revision of the policy program.

Dale White - Chief Revenue Officer

Yeah, Mark, it’s right. I mean, coming out of that issue in late 2018 and into 2019, with a particular set of customers once that was resolved, they resolved that regulatory policy issue. We were able to move forward and continued to not only do expand implementation and activities within that group of customers, we added more customers. We were able to add more than 3 additional customers to our – to that began accessing our services in 2019.

And we have another set of customers that are in the process of implementing in 2020. And, in addition, I’d say across multiple sets of those customers once the issue was clarified, and resolve those same set of customers began looking at again expanding their use of our services in different ways. And as Dave said that the fall is always quicker than the recovery, but the recovery is exciting to us, because of the new relationships we’ve been able to capture coming out of that particular issue.

Operator

Next question from Sandy Draper of Truist Securities. When you think about adding to your salesforce, where are you looking for new people? What are the characteristics you are looking for? And since you already have relationships with many customers, are you all adding people to call on more points of contact at the customers, or what do these new hires bring?

Mark Tabak - Chief Executive Officer

Dale, well, he has been our Chief Revenue Officer responsible for sales and account management, and customer growth since 2003. He has a current salesforce of 42 people that we intend to secretly increase. And Dale, why don’t you walk through the sectors and discipline and qualifications that we seek to bring into the organization which is already – new recruitment is already underway.

Dale White - Chief Revenue Officer

Mark, right, it is. And we really expect – as Mark said, we have about 40 to 43 individuals that make up the sales and account management, what I’ll say customer facing function for MultiPlan. They are both a combination of a small set of individuals who are focused on adding new customers or new logos, and the lion’s share of those individuals who focus on up-selling or cross-selling our product offerings to our customers. We actually want to increase the size of both. As we move into the adjacent markets, where we have a much smaller presence in Property and Casualty and Government, there are hundreds of Medicare Advantage plans to consider.

And in that, that way we want to augment our team by bringing in sales talent that that has experienced in Property and Casualty, and remember Property and Casualty is workers’ comp in auto medical and in Government, its Medicaid or Medicare Advantage largely. And so we want to expand our reach into those adjacent markets and by bringing in sales talent to in that way. At the same time, we want to augment our existing teams to further enhance our ability to upsell to existing customers.

In many cases, we are connected into each of our payer accounts as I said in my remarks. We have great relationships with them at multiple levels throughout the organization, but particularly with larger payers, they silo their activities and commercial may be that the heads up of their government area may be different than the heads of their commercial space. And so we want to take advantage of bringing in added expertise to help us augment the existing teams that are in place and further our ability to cross sell into those other areas of the payer.

I’d say at the same time, we want to – as Dave said, one of our longer-term growth drivers is in their area of payment integrity, it’s our newest product offering. We’ve done quite well building on the success of MARS. But we clearly want to grow on what I’ll call that foundational footprint that we have today into – just like we did with our analytics business continue to grow on that footprint today and will augment our sales team by bringing in additional sales talent that’s focused on – or has background in the payment integrity space.

Mark Tabak - Chief Executive Officer

The merger with Churchill really provides the financial flexibility for us to invest in growth. That investment will be in people, people that are experienced in those areas like Government and Property and Casualty. It will allow us to modify our existing products of networks, analytics, and payment integrity to meet the nuances that are inherent in Medicare, Medicaid, and Property and Casualty. What we’re excited about is that when we look at those sectors, Government, Medicare, Medicaid and Property & Casualty. It’s the very same products. It’s the very same operational workflow. It’s just a different set of customers if you will, particularly in the Property and Casualty world. It’s the Hartford. It’s Liberty Mutual. It’s Travelers in the workers’ comp area. It’s State Farm. It’s GEICO. It’s USAA in the in the auto area.

And the Government business are very same commercial carriers are the market leaders in both Medicare and Medicaid. So we think we’re well positioned with the addition of experienced people in sales and servicing will be able to grow significantly in those logical adjacencies.

Operator

Next question from Kevin Fischbeck of Bank of America, when you think about the five-year growth projections you have, how much of that is organic driven versus coming through acquisitions?

Mark Tabak - Chief Executive Officer

If you want to – going to walk through the bifurcation.

David Redmond - Chief Financial Officer

Yeah. I think if you look at – let me pull that page up. If you look at Slide 52, where we talked about 2021, and then out into 2025, essentially that bottom number, the $1,085 million and the $1,375 million, are based on pure organic growth with no additional acquisitions at all. The $1,125 million that goes up to, I think, $1.6 billion is slightly higher than that are based on growth with some small tuck-in acquisitions. In the analysis that we’ve provided, we do not have any major acquisitions in any of those longer-term projections.

Operator

Next question from Daniel Grosslight of Citi. In previous call you alluded to a large M&A transaction was in the works this year. Can you provide an update on that large acquisition?

Mark Tabak - Chief Executive Officer

We’re not on this call going to speak about specific acquisitions. We have a growing pipeline of companies who would like to be part of MultiPlan, because of the value that we bring to the healthcare industry. We have incredible payer relationships. We have a second to none IT platform. We have operational excellence. And there are a number of companies out there who have approached MultiPlan. And likewise, we have approached them about M&A opportunities. But I’m not prepared at this point on this call to talk about anything specific.

I will show you that we will look – we will provide the same discipline we do operationally to look at these acquisitions. I assure that they are going to be accretive and advance our top-line growth and advance our bottom-line EBITDA performance.

Operator

Next question from Jailendra Singh of Credit Suisse. Oh, go ahead.

Michael Klein - Chairman & Chief Executive Officer of Churchill Capital Corp III

It’s Michael Klein. Just to circle back, maybe perhaps to the genesis of the question. It is true and clear that the conversations that Churchill began with MultiPlan in the January, February timeframe. And the rationale and drive that both MultiPlan and Hellman & Friedman had for this partnership was specific acquisition approaches and a specific acquisition approach that came to MultiPlan. That would clearly be a substantial opportunity for MultiPlan and still can be as that transaction was postponed due to the target company’s weakness relative to COVID.

We’re not – as Mark said speaking about any particular opportunities or focused on only one opportunity. But the reference to that initiating this process was clear, and then opportunity continues to be under consideration. Thank you.

Operator

Next question from Jailendra Singh of Credit Suisse, with respect to the impact of COVID, can you elaborate a little more about the underlying utilization trends you saw on your books relative to pre-COVID in Q2? Where are you now? And what are your expectations there with respect to the pace of recovery for the rest of second half of 2020?

Mark Tabak - Chief Executive Officer

Dave, why don’t you give them some sight line into our Q1 performance, what we forecasted for Q2 and Q3? And then what we look – what we see looking beyond that in Q4, and then recovery in 2021?

Dale White - Chief Revenue Officer

We initially thought that our Q2 could be impacted by $60 million to $70 million. The reality is we were about $39 million below last year and about slightly less than $50 million below budget, which is better. We expected Q3 will be probably somewhat comparable. We had actually estimated Q3 would be as much as $75 million to $80 million to add up to the $135 million to $150 million.

We brought those numbers down. And now, we are projecting essentially $910 million to $930 million for revenue, and $685 million to $705 million for EBITDA. We hope and we believe, when we made the projections in March, that most of COVID would be behind us and that we would be back to our target budget by Q4. That, we don’t know that for sure.

The trends are going in the right direction. We think the bottom was – for us was probably in May and June. And we believe we’re trending in the right direction. But it’s still difficult to quantify. But at this point, we’re saying $910 million to $930 million as our full-year revenue forecast, and $685 million to $705 million as our full-year EBITDA forecast.

The difference between that and our budgeted number is totally driven by the impact of COVID.

Mark Tabak - Chief Executive Officer

As you who are healthcare analysts on the call, I’m sure you recognize that at the end of March the ability of the healthcare industry to deliver non-life-threatening, so called, elective care was less than 5%. As of the June 1, that ability to deliver care was 95%. As the country reopens, we think there will be the continued migration of that unmet need back into the healthcare system, back into the healthcare industry.

We think we’re well positioned to benefit from that increase in utilization, claim and charge capture. This assessment has been confirmed a number of times by the CEOs of some of our larger – of some of our larger customers who in their statements have indicated that there is a rebound in utilization taking place through Q3 into Q4 and then – and into 2021.

Operator

Next question is from Daniel Grosslight of Citi. What is driving the large increase in personnel and G&A cost this year? It looks like more clients are choosing to pay for network services on a PEPM basis. What is driving this change?

Mark Tabak - Chief Executive Officer

Dave?

David Redmond - Chief Financial Officer

If you’re looking at the GAAP financial statements that we reflected for Q2, almost all of the increase in personnel expenses is the impact of higher stock-based compensation in Q2 than it was in Q1 and higher than Q2 last year. Most of that is driven by the Class B stock-based compensation that we have at MultiPlan, which was the 4-year plan that basically ended in June.

As a result of that, the market discount was reduced in Q2 by our independent valuation firm. And, obviously, the impact potentially of this transaction has some bearing on the overall valuation. But we’ve not gone up in personnel costs from an EBITDA standpoint. All of the personnel cost increase is related to stock-based compensation.

Mark Tabak - Chief Executive Officer

Relative to our headcount, please recognize that we run this company with about 2,000 employees, which speaks to the incredible automation that we bring to the industry, which allows us to do the right thing at the right time, the very first time. And that investment in automation will continue with the assistance of Bill and Paul working closely with Michael Kim, as we leverage machine learning and artificial intelligence to continue to advance the automated nature of our company.

Again, as I said, in my introduction, MultiPlan is not a traditional healthcare company. It’s a tech-enabled data analytics company that receives claims. We re-price and process those claims, and return them to our customers. And last year, on a $106 billion of charges that we received, we generated savings opportunities in excess of $19 billion for our customers, their customers, the employer, and the patient; again, being on the right side of healthcare to make it affordable for the marketplace.

Operator

Next question is from Michael Cherny of Bank of America. How do you think about the competitive landscape of APIs, and the return profile needed to capture as you decide what APIs to focus on?

Mark Tabak - Chief Executive Officer

Paul, why don’t you take that one?

Paul Galant - Operating Partner of Churchill Capital Corp III

I’m happy to. So, look, the entire strategy, the 3-part strategy is, as you probably have heard, is really taking what is today a very advanced and highly scalable platform, and enabling more parties to connect to it. And those connections, although to our customers traditionally have been through EDI. Obviously, over time, they’re going to evolve to being more and more API connected.

And there are many, many benefits to API connectivity. And so, we look at it as really twofold. One is we develop APIs, in order for both our existing customers and future customers to be able to deliver data to us, API into us to get specific elements of the services, algorithms and solutions we provide as opposed to the entire thing; because I think in the future, what you’re going to see is a convergence where our platform, which today is already deeply, deeply integrated with our customers, it’s what makes us so unique, that integration should be able to do a lot more than just move claims.

And so, that’s the next evolution, if you will, of MultiPlan 3.0. The other element of the API set and micro-services is to be able to talk to software companies, software companies that are not healthcare providers, but software companies that create solutions for the healthcare industry, such as billing system software companies, such as therapy insight, consumer advocacy, all of these folks are very much committed to the same thing we are, making healthcare more affordable, making it more efficient, and making it more effective.

And so, we believe that our crown jewels, which are data and algorithms, can be much – could be better levered, if you will, through these API connections. The prioritization of API development is 100% a function of the 15 initiatives that I took you through. And so, they will follow exactly the order of which we’re executing.

And, of course, our execution depends on where we think we can make the biggest impact in the shortest period of time, with the highest returns. And so, I don’t look at it as a technology-led prioritization, much more as a business-led prioritization. Hope that helps.

Mark Tabak - Chief Executive Officer

Look, again, just to punctuate Paul’s comment, it’s the same playbook. It’s a different approach, but it’s the very same playbook, identifying pain points, identifying concerns, and the advantage we have is that we have 700-plus payers. And we’re deeply embedded in their claims adjudication process.

And we have a unique 1.2 million directly contracted provider network. And every time that provider receives a payment, on the bottom of that remittance, on the bottom of that payment, it says this payment is being made in accordance with your relationship, your agreement with MultiPlan. So there is some brand equity. There is some brand identity there.

And thirdly, with the patient, the consumer, that the MultiPlan logo, if you will, is on over 60 million health insurance cards. No one leaves their house without that health insurance card. So we have that brand relationship there. With the addition of technology and our data, and our operational excellence, we intend to provide a value beyond payers, leveraging the payer relationship and expanding the TAM, with consumers as well as providers.

Operator

Next question is from Daniel Grosslight of Citi. Do you own full rights to 12 petabytes of data you capture? Are the data longitudinally matched?

Mark Tabak - Chief Executive Officer

Paul, you want to step up for that one, please?

Paul Galant - Operating Partner of Churchill Capital Corp III

I’m happy to. So, look, the dataset that comes into us for the purpose of delivering savings is owned by us for the purpose of generating those savings. And we have to own that data in order to develop our algorithms. There’s no way to do the things that we do without having a right to manipulate the data.

It’s important that everybody understands that the strategy of the company is entirely in support of its payer customers. And so their data, if you will, that we are stewards of, is used to develop solutions that help their end consumers that help the providers that are obviously in the healthcare ecosystem enabling services to be rendered. And so we’re not doing something with the data, outside of that core, very important set of objectives that this company has. It’s the vision, mission and strategy, this company which is all about making healthcare more affordable, accessible and efficient, for the benefit of everybody.

And so we’re very comfortable with our ability to use the data in order to help this industry and more so also, of course, to generate new revenue streams. Hope that covered it.

Operator

Next question from Stephanie Davis with SVB Leerink. What level of annualized R&D investment? Do you need to maintain your most respective payments integrity? How do you mitigate the risk of health plans in housing the lower complexity algorithms each year?

Mark Tabak - Chief Executive Officer

Dale, why don’t you start with the latter part of the question, and then we’ll hand off to Paul for the R&D investments.

Dale White - Chief Revenue Officer

Dale or Dave?

Mark Tabak - Chief Executive Officer

Dale.

Dale White - Chief Revenue Officer

I’m sorry, Mark.

Mark Tabak - Chief Executive Officer

Yeah, talk about the internal – the risk if you will of our clients internalizing our solution set.

Dale White - Chief Revenue Officer

Yeah, I think the question was specific to payment in integrity, and what’s the chances of a client? I think Stephanie’s question was, what’s the chances of a client internalizing some of the basic algorithms into their system? I mean, the whole payment integrity process is not a static process, right. It’s designed to identify instances of waste and abuse, throughout that payment transaction process. And we develop algorithms as treatment change, as complexities change, as you know, to guard against revenue, to guard against creative billing schemes that may be undertaken.

So we’ve never worried about payers internalizing some of the basic algorithms, as all payers as we know, all payers today have basic edits in the built into their claims platform. They use NCCI edits and they build those basic edits into their platform and augment them as they do. They’ve always done that. Our job is to go well beyond that, which we have always done historically, and continue to look for other more complex opportunities through our algorithms and going forward with the help of Bill and Michael Kim, using our artificial intelligence and machine learning to continue to fine tune those algorithms to find even more opportunities. So they – again, they have basic edits and but they may internalize some of the basic edits augment what they do today, but it’s never it’s a dynamic process. We’re always see more opportunities and by developing additional algorithms, which we do on a monthly basis to identify some of the new instances of waste and abuse that our system clients.

Mark Tabak - Chief Executive Officer

If you trifurcate the payment integrity algorithms, there are simple claim edits. And many of our payers have those simple claim edits. We were able to enhance that with our incomparable database from 700-plus payers’ claims in charge data. A lot of the compelling value comes from the complex claim edits that we uniquely have and identify, and also the aberrant practice patterns that are evident by looking at such a large set of set of data. Paul?

Paul Galant - Operating Partner of Churchill Capital Corp III

Yeah. Look, I think this is an area that we did an enormous amount of diligence on as you could well imagine. The company plays this very mission critical role in the industry. And so we wanted to understand, what are the possible disruptors? Can people internalize, technically, I think that it’s very clear. People can internalize and create their own algorithms. The difference here, and this is really important is twofold. Number one, we see data across 700 payers. That data is much, much larger and more diverse than what any single payer has within their system. Okay. And so that is a massively important point of differentiation. We build our algorithms on a much larger data lake. And because we do that, we believe our products generate bigger savings, whether it’s payment integrity or analytics. Okay.

The second thing is just the practical one, which is if a payer decides to do everything on their own. Their ability to go back to providers, and push for savings is fundamentally different than ours. We are the third-party independent source. The gold standard, if you will, of that data that we capture and analyze. And so we can talk to the entire industry, we don’t have to talk to anyone specific payer when we do that.

And so just from a political or practical, any way you want to slice it, we are a much better mechanism by which payers can reduce the cost of healthcare versus doing it themselves. In terms of R&D, and how we think about this space. Look, we see the solutions that we bring to market, as Mark said, constantly evolving. And so the R&D dollars that we put in are going to be as you might expect, how do we take the algorithms, how do we take the data and be able to generate more savings from it, and to be able to generate better ways, if you will, for constituents to tap into us through licensing as an example, to improve the product.

And so, we believe that a 10% R&D spend – 10% of revenue R&D spend gets us there. But as Mark and Dale and Dave, all said, we use a build versus buy approach to everything we do. It’s highly disciplined. And so that’s going to be the decider of whether we use organic spend of R&D or instead we pivot to tuck-in acquisitions, which the company has had enormous success with. Hope that helps.

Mark Tabak - Chief Executive Officer

I’ll give you a real-life example, pre-COVID, and we’re investing R&D dollars now. With the merger of Churchill, we’ll have more flexibility and ability to invest more R&D dollars to identify opportunities to create more value for the constituency we serve. I’ll give you a real example. Pre-COVID, virtual care represented less than 1% of physician visits. In the second quarter at the height of the pandemic, virtual care was approaching 10% to 12% of visits.

We immediately saw that trend, began to mine that claims data and developed a set of algorithms to look at financial aberrations and clinical aberrations, which again generated value most in terms of reducing the medical spend, and also identifying waste and abuse through virtual care.

Operator

Next question from Daniel Grosslight of Citi. Most payers will stack payment integrity vendors, how does MultiPlan fit into this technology stack? Is there a particular service or audit most of your PI clients are using you for?

Mark Tabak - Chief Executive Officer

Dale, why don’t you speak to the uniqueness of our prospective approach and how that positions us with the payers relative to the retrospective approach?

Dale White - Chief Revenue Officer

Sure. Most of the payment integrity companies in the space today are post-payment and you’re absolutely right in your question that they’re typically stacked. And in our world, we’re prepayment, and so we’re largely – we sit in between a payers’ decision around adjudication of the claim, and the ultimate payment of the claim. And there’s very little stacking that takes place there. We are in that unique position. So our payment integrity products, in fact, our analytics products and our network products, all sit in that unique space and are deeply embedded into their claims platforms.

Typically, when you’re in a postpaid position, you’re not linked to a client’s or to a payer’s claims platform, you simply get a set of data of claims data that can be passed from payment integrity vendor to payment integrity vendor to payment integrity vendor in a stack, harder to do on a prepayment basis, because you’re wired into their claims adjudication platforms. Number one, number two, you have issues around timeliness of payment. That and – regulatory and customer SLAs that the payer has to mine.

And so we sit in that unique position deeply embedded into their claims platform. And we’ve largely focused, again, we listen to our customers and understand where their pain points are in their attempts to save dollars and reduce medical spend and guard against paying claims wrong. And many of the bigger pain points are on what I’ll call the physician services side, the HIPAA side. And so again, we started there with our added network and we focused our payment integrity again on out-of-network claims, because that’s largely where the payers had the biggest exposure. And now we’re crossing over to their in-network side driven largely by focusing on what I’ll say are ancillary-related and position-related services.

Mark Tabak - Chief Executive Officer

Yes. Thank you from the conceptual to the reality, if you will, and just talk about how our payment integrity relative to say government business, how we’re seeing 100% of those claims, whether they’re, in-network and out-of-network and using our algorithms and IP to do that for the customers government business with not just one customers with several of the large government payers.

Dale White - Chief Revenue Officer

Yeah, again, as you heard, all of us say we started out historically as a company that focused on out-of-network claims, because that was the biggest pain point for our customers. We’ve now continued to expand our reach and work with our customers, particularly around payment integrity. That is, as I said earlier, one of our product offerings that can cross over into the in-network arena. And we’re doing that with payment integrity, as Mark said, I think, we’re aspirational in that regard. But we’ve had a lot of success in the area of government and in particular Medicare Advantage, where we’ve been able to apply our algorithms on the Medicare Advantage senior population.

And so just like there is in commercial health, those same instances of waste and abuse occur on government related claims and on Medicare Advantage related claims specifically, and there’s instances to use our algorithms to identify and zero in on the services that seniors tend to utilize and purchase, which may be different than your sort of typical consumer.

And so we’ve worked in hand with some of the larger Medicare Advantage companies and now apply our algorithms to both the out-of-network claims, but also the in-network claims, as well. So claims that are processed through their own provider network are now routed to us again prepay. Prepay is that critical spot are routed to us on a prepay basis, we’re able to apply our algorithms, identify instances of payment inaccuracy and then work with the MA plans to correct that bill and pay it right the first time.

Operator

We have time for two more questions. Next one from Steven Valiquette, Barclays. How should we think about the potential impact on MultiPlan from a proposed lower age eligibility for Medicare as it would shift medical claims away from commercial towards government and what about MultiPlan’s current exposure to ACA exchanges?

Mark Tabak - Chief Executive Officer

Dale, why don’t you talk about how we continue to benefit as more and more people receive insurance, whether it’s through the commercial market, whether it’s through a government program like Medicare, Medicaid, or through a subsidized Obamacare Affordable Act access program.

Dale White - Chief Revenue Officer

Yeah, obviously, look, we are – we have 700 payer customers, right. And as I said in my remarks, they are the larger payers, they are Blue Cross Blue Shield plans, they are provider sponsored delivery plans, they’re independent health plans, third-party administrators, and self-funded Taft-Hartley plan. And we continue to work with those payers as they grow, as they look to new market opportunities, both commercially related and government related. Obviously, for many of the plans, one of their fastest growing market segments is Medicare Advantage and we’ve started to work with payers as they want to expand to respond to the market need with Medicare Advantage networks. We are working with them to help them expand their network footprint and build customized networks that they can use to meet that that market demand.

We also work with our clients and those that are listed currently on the ACA exchanges. Many of the payers are reevaluating those positions coming out of COVID, and are looking to reenter more of the exchanges than they’ve been on historically in the past and we’ll certainly strategize with them on how to take advantage of our services as some do today on using the exchanges that offer products and services on the local state ACA exchanges.

Mark Tabak - Chief Executive Officer

One of the many tailwinds that benefits MultiPlan is the increase in population and the increase in insurance coverage by that ever-growing population.

Michael Klein - Chairman & Chief Executive Officer of Churchill Capital Corp III

If I can just jump in for a moment, because the question on this SPAC versus the IPO, just to give my own perspective, I think the company – and this is not atypical for the kind of companies that we approach – MultiPlan as a company wasn’t considering a sale and they weren’t considering an IPO. They were progressing with their operations and they were looking at a material acquisition.

They came to the approach of utilizing a SPAC, because we had the ability to bring together the capital to both deleverage the business, invest in growth and potentially fund the acquisition. As you would imagine, a capital raise of $3.7 billion, consistent with what we raised, is a fairly big exercise. And that is in part achievable, when you have a vehicle and when your own investors are prepared to underwrite $1.3 billion, $1.4 billion out of that.

The second reason, which I think is an important reason that certainly Hellman & Friedman gave to us was their belief that Churchill’s operating executive team added value. And it really comes in 3 areas. The first area, of course, is what you’ve heard with Paul Galant and his payment processing growth skills, working closely with Mark and Dale, to expand the business; Bill Veghte, with his proven enterprise technology skills, to work directly with Michael Kim in terms of expanding AI and machine learning; and of course, having our team who spends full time, as well as Hellman & Friedman, on both merger and acquisitions and capital markets to achieve the growth opportunities.

So the belief was significant value-add. The third piece, which I think relates to just a misnomer around the SPAC marketplace, when constructed appropriately, SPACs do have 2 or 3 advantages when done right. The first advantage is far greater transparency on the company than a pure IPO.

When you file a merger proxy when you have the ability to have these kind of analyst meetings, not just with IPO analysts, and when you don’t have the limitation of going to see investors for 30-minute presentations off of a prospectus, you have a better shareholder base. We’ve seen from Wellington and others who’ve entered the shares, they’re more informed. And we want more informed long-term shareholders.

The second thing you can do, if you do this appropriately, is you can create the right capital structure right out of the box. And that’s what we’ve done here. And the third thing that you can do is you can make it far less dilutive than an IPO and this is something that I think is not always well understood. Given the size of our vehicle, and given the size of the transaction, this transaction is less than 2% dilutive by using a, “SPAC”, versus an IPO. It’s in fact lower than what would have been the gross spread on an IPO.

So it’s actually more advantageous in terms of cost structure, more advantageous in terms of ownership setup, more advantageous in terms of the capital that can be committed, and more advantageous in terms of the ability to pick your shareholders and educate them. So I think those are the reasons. Certainly, we created the vehicle, so we’re biased in that regard.

We also created the only opportunity for a, “certain IPO”. And when I say certain, I mean, this transaction with the capital we’ve raised, meets all of the cash conditions of closing. We have cleared Hart-Scott. We are filed with the SEC on a proxy and we’ll be done with that in just a matter of weeks. There really is essentially no conditionality.

The team at Hellman & Friedman and at MultiPlan were able to discuss and agree a capital structure, a value, a marketing approach, a balance sheet that can focus on growth and a governance model that were much more effective than what could occur with the vicissitudes of an IPO market.

And for us as well, using this structure, we could put significant capital to work, which is what we wanted. Our investors which include the Jobs family and Michael Dell, include some very significant family offices that are not part of the disclosure as well as very significant institutional investors sought to put the capital to work for the long-term. So this meets a lot of goals and does so both efficiently, effectively and on a timely basis.

Operator

Turning back to Mark for final remarks.

Mark Tabak - Chief Executive Officer

We appreciate your interest. And this is certainly an important event in the life of MultiPlan, after 40 years, holding our very first Analyst Day presentation, more to follow. So I thank you for your time and interest.

I’d like to leave you with just a few thoughts, if I may. Look, MultiPlan enjoys a market-leading position with real size and scale, and really differentiated advantages as our incomparable database, directly contracted 1.2 million provider network and incredible longevity with our payer customers numbering more than 700.

We’re critical and essential to the healthcare industry. And we have a competitive mode. And we have an incredible recurring revenue business model that produces robust EBITDA margins and a strong conversion to cash flow. We’re going to redeploy some of that cash flow into fueling our growth and expansion, as you’ve heard about the enhancing existing products, extending into new markets and new customers, and expanding from payer-centric-only to payer provider and patients.

We have multiple avenues of growth. As I just articulated, that also includes in-network, as well as international, along with government and property/casualty. And there are clear financial and intellectual capital synergies as a result of the merger between MultiPlan and Churchill Capital III.

So, again, I thank you for your time and attention. And we look forward to working with you in the coming months, quarters and years. Thank you again. Have a nice afternoon.

Forward-Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Churchill Capital Corp III (“Churchill”), MultiPlan (which, for purposes of this communication, refers to Polaris Parent Corp. and its consolidated subsidiaries, unless the context otherwise requires) or the combined company after completion of the proposed business combination between Churchill and MultiPlan (“Business Combination”) are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various risks and uncertainties, including: the occurrence of any event, change or other circumstances that could give rise to the termination of that Agreement and Plan of Merger, dated July 12, 2020, by and among Churchill, Music Merger Sub I, Inc., Music Merger Sub II LLC, Polaris Parent Corp. and Polaris Investment Holdings, L.P. (“Merger Agreement”); the inability to complete the transactions contemplated by the Merger Agreement (“Transactions”) due to the failure to obtain approval of the stockholders of Churchill or other conditions to closing in the Merger Agreement; the ability to meet applicable listing standards following the consummation of the Transactions; the risk that the proposed transaction disrupts current plans and operations of MultiPlan as a result of the announcement and consummation of the Transactions; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that Churchill, MultiPlan or the combined company may be adversely affected by other political, economic, business, and/or competitive factors; the impact of COVID-19 and its related effects on Churchill, MultiPlan or the combined company’s projected results of operations, financial performance or other financial metrics; the ability to achieve the goals of MultiPlan’s enhance / extend / expand strategy and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; pending or potential litigation associated with the Business Combination; and other risks and uncertainties indicated from time to time in the preliminary proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 31, 2020, including those under “Risk Factors” therein, and other documents filed or to be filed with SEC by Churchill. Forward-looking statements speak only as of the date made and, except as required by law, Churchill and MultiPlan undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Anyone using the presentation does so at their own risk and no responsibility is accepted for any losses which may result from such use directly or indirectly. Investors should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this communication speak as of the date of this communication. Although Churchill may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by securities laws. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the SEC’s website at www.sec.gov.

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This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction in contravention of applicable law.  In particular, this communication is not an offer of securities for sale into the United States.  No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find It

In connection with the proposed transactions, Churchill filed a preliminary proxy statement with the SEC on July 31, 2020. Churchill intends to file other relevant material, including a definitive proxy statement with the SEC. Stockholders are urged to read the preliminary proxy statement, as well as the definitive proxy statement when it becomes available, and any other documents filed with the SEC in connection with the Business Combination or incorporated by reference in the preliminary proxy statement or the definitive proxy statement because they will contain important information about the Business Combination.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Churchill when and if available, can be obtained free of charge by directing a written request to Churchill Capital Corp III, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

The directors, executive officers and certain other members of management and employees of Churchill may be deemed “participants” in the solicitation of proxies from stockholders of Churchill in favor of the Business Combination. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Churchill in connection with the Business Combination is set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about Churchill’s executive officers and directors in Churchill’s filings with the SEC, including Churchill’s final prospectus for its initial public offering.